UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AYRO, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

Telephone: (512) 994-4917

November 17, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of AYRO, Inc. to be held at 12:00 p.m., New York time, on December 14, 2021. The annual meeting will be conducted in a virtual format only via live webcast at www.virtualshareholdermeeting.com/AYRO2021.

In light of public health concerns regarding the coronavirus outbreak, this year’s annual meeting will be conducted in a virtual format only in order to assist in protecting the health and well-being of our stockholders and employees and to provide access to our stockholders regardless of geographic location. Stockholders will not be able to attend the annual meeting in person; however, stockholders of record will be able to vote and submit questions electronically prior to the annual meeting by visiting www.proxyvote.com, and during the annual meeting by visiting www.virtualshareholdermeeting.com/AYRO2021. Specific instructions for accessing the meeting are provided in the enclosed Notice of Annual Meeting of Stockholders, proxy card or voting instruction form you received. If you encounter any difficulties accessing the virtual annual meeting, please call the technical support number available on the virtual meeting page on the morning of the annual meeting.

Your vote is very important. Whether or not you expect to be present at the annual meeting, please vote as promptly as possible to ensure your representation and the presence of a quorum at the annual meeting. As an alternative to voting during the annual meeting, you may vote online, by phone or by mail by following the instructions on the enclosed proxy card. Voting online or by phone or written proxy ensures your representation at the annual meeting regardless of whether you attend the virtual meeting. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the annual meeting and vote. Failure to do so may result in your shares not being eligible to be voted by proxy at the annual meeting. On behalf of the board of directors, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the meeting virtually.

If you have any questions or need assistance with voting, please contact Kingsdale Advisors, our proxy solicitor, by calling toll-free at 888-518-6554 or collect at 416-867-2272, or via e-mail at contactus@kingsdaleadvisors.com.

If you plan to virtually attend the annual meeting, you will need the 16-digit control number on the enclosed proxy card or on the instructions that accompany your proxy materials. The annual meeting will begin promptly at 12:00 p.m., New York time. Online check-in will begin at 11:45 a.m., New York time, and you should allow ample time for the online check-in procedures.

Thank you for your support of our company. I look forward to seeing you at the annual meeting.

Sincerely,

/s/ Joshua Silverman
Joshua Silverman
Chairman of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 14, 2021:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement and

2020 Annual Report to Stockholders are available at:

www.proxyvote.com

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

Telephone: (512) 994-4917

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 14, 2021

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of AYRO, Inc., a Delaware corporation (the “Company”) will be held at 12:00 p.m., New York time, on December 14, 2021, virtually only via live webcast over the Internet at www.virtualshareholdermeeting.com/AYRO2021. We will consider and act on the following items of business at the Annual Meeting:

(1)	Election of seven directors to serve on our board of directors for a term of one year or until their successors are elected and qualified, for which the following are nominees: Thomas M. Wittenschlaeger, Joshua Silverman, Wayne R. Walker, George Devlin, Sebastian Giordano, Zvi Joseph, and Greg Schiffman.
(2)	Ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
(3)	Such other business as may properly come before the Annual Meeting.

Stockholders are referred to the Proxy Statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the board of directors recommends a vote “FOR” each director nominee and “FOR” Proposal 2.

In light of public health concerns regarding the coronavirus outbreak, this year’s Annual Meeting will be conducted in a virtual format only in order to assist in protecting the health and well-being of our stockholders and employees and to provide access to our stockholders regardless of geographic location. Stockholders will not be able to attend the Annual Meeting in person; however, stockholders of record will be able to vote and submit questions electronically prior to the Annual Meeting by visiting www.proxyvote.com, and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AYRO2021, and entering the 16-digit control number included on the enclosed proxy card or on the instructions that accompany your proxy materials. Specific instructions for accessing the meeting are provided in the enclosed Notice of Annual Meeting of Stockholders, proxy card or voting instruction form you received.

The board of directors has fixed the close of business on November 5, 2021 as the record date (the “Record Date”) for the Annual Meeting. Only holders of record at the close of business on the Record Date of shares of our common stock and our Series H-6 Convertible Preferred Stock are entitled to receive notice of the Annual Meeting. Only holders of record at the close of business on the Record Date of shares of our common stock and our Series H-6 Convertible Preferred Stock, subject to the terms of the Certificate of Designations, Preferences and Rights of the Series H-6 Convertible Preferred Stock, are entitled to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the office of the Company during regular business hours for the 10 calendar days prior to and during the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will also be available for viewing during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AYRO2021.

You can vote virtually during the Annual Meeting by use of a proxy card if you receive a printed copy of our proxy materials, or via the Internet or telephone as indicated on the proxy card. If you hold shares of our common stock as the stockholder of record, then you have the right to vote those shares at the Annual Meeting. If you are a beneficial owner and hold shares of our common stock in street name, then you can vote the shares you beneficially own through the online voting platform under a legal proxy from your bank, brokerage firm, or other nominee and are not required to take any additional action to obtain a legal proxy. Please follow the instructions at www.virtualshareholdermeeting.com/AYRO2021 in order to vote your shares during the Annual Meeting, whether you hold your shares of record or in street name.

Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares as promptly as possible by Internet, telephone or mail so that your shares may be represented and voted at the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. PLEASE VOTE IN ONE OF THESE WAYS:

●	USE THE TOLL-FREE NUMBER shown on your proxy card;
●	VISIT THE WEBSITE noted on your proxy card to vote via the Internet; or
●	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE VIRTUALLY IF THEY DESIRE.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting virtually and vote. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors,

/s/ Thomas M. Wittenschlaeger
Thomas M. Wittenschlaeger
Chief Executive Officer

November 17, 2021

i

AYRO, INC.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

Telephone: (512) 994-4917

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 14, 2021

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” the “Company,” or “AYRO” refer to AYRO, Inc., a Delaware corporation, and its direct and indirect subsidiaries. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock and Series H-6 Convertible Preferred Stock, par value $0.0001 per share (“Series H-6 Preferred Stock”).

The accompanying proxy is solicited by the board of directors (the “Board”) on behalf of AYRO, Inc., a Delaware corporation, to be voted at the 2021 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/AYRO2021, on December 14, 2021 at 12:00 p.m., New York time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any postponement(s), adjournment(s) or recess(es) thereof. This Proxy Statement and accompanying form of proxy are dated November 17, 2021. On or about November 18, 2021, we will commence mailing of copies of the proxy materials to stockholders.

If you held shares of our common stock or Series H-6 Preferred Stock at the close of business on November 5, 2021 (the “Record Date”), you are invited to attend the Special Meeting virtually at www.virtualshareholdermeeting.com/NAOV2021SM2 and vote on the proposal described in this proxy statement.

The executive offices of the Company are located at, and the mailing address of the Company is, 900 E. Old Settlers Boulevard, Suite 100, Round Rock, Texas 78664.

The Company will pay the costs of soliciting proxies from stockholders. We have retained Kingsdale Advisors to assist in the solicitation of proxies for a fee of $10,000 plus reimbursement of expenses. In addition to solicitation by mail and by Kingsdale Advisors, our directors, officers and employees may solicit proxies on behalf of the Company, without additional compensation, by telephone, facsimile, mail, on the Internet or in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 14, 2021:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement and

2020 Annual Report to Stockholders are available at:

www.proxyvote.com

1

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares during the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders, including the following:

(1)	Election of seven directors to serve on our Board for a term of one year or until their successors are elected and qualified, for which the following are nominees: Thomas M. Wittenschlaeger, Joshua Silverman, Wayne R. Walker, George Devlin, Sebastian Giordano, Zvi Joseph, and Greg Schiffman (“Proposal 1”).
(2)	Ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (“Proposal 2”).
(3)	Such other business as may properly come before the Annual Meeting.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one Proxy Statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. If you are a stockholder of record, you may obtain additional copies at the same address you share with other stockholders by contacting Broadridge Financial Solutions, Inc., either by calling (866) 540-7095, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are a beneficial owner and hold your shares in a brokerage or custody account, you can request additional copies of the Special Meeting materials at the same address you share with other stockholders or you can request householding by notifying your broker, bank or other nominee.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, the Company may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in street name. Please complete, sign, date and return each proxy card and voting instruction card that you receive, or vote by telephone or Internet in accordance with the instructions set forth thereon, to ensure that all your shares are voted.

2

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on November 5, 2021 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. Only holders of record at the close of business on the Record Date of shares of our common stock and Series H-6 Preferred Stock are entitled to receive notice of the Annual Meeting. Only holders of record at the close of business on the Record Date of shares of our common stock and our Series H-6 Convertible Preferred Stock, subject to the terms of the Certificate of Designations, Preferences and Rights of the Series H-6 Convertible Preferred Stock, are entitled to vote, as a single class, at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. On the Record Date, 36,866,956 shares of common stock were issued and outstanding. On the Record Date, 50 shares of Series H-6 Preferred Stock, which are convertible into 1,440 shares of common stock, were issued and outstanding, and after application of the conversion price applicable for determination of the maximum number of votes a holder of Series H-6 Preferred Stock is entitled to cast pursuant to the terms of the Series H-6 Preferred Stock, subject also to the beneficial ownership limitation, as set forth in the Certificate of Designations, Preferences and Rights of the Series H-6 Preferred Stock, holders of Series H-6 Preferred Stock are entitled to an aggregate of 1,000 votes on the proposals described in this Proxy Statement. See “What are the voting rights of the stockholders?” below.

Who is entitled to vote at the Annual Meeting?

The holders of common stock and Series H-6 Preferred Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting, voting together as a single class on all matters described in this Proxy Statement. On the Record Date, such holders held total voting power of 36,867,956 shares.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Annual Meeting. Each holder of Series H-6 Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which the Series H-6 Preferred Stock beneficially owned by such holder are convertible as of the Record Date (subject to the 9.99% beneficial ownership limitations) on all matters presented to the stockholders, voting together with the holders of common stock as a single class; however, pursuant to the terms of the Series H-6 Preferred Stock as set forth in the Certificate of Designations, Preferences and Rights of the Series H-6 Preferred Stock, holders of Series H-6 Preferred Stock in no event shall be permitted to exercise a greater number of votes than such holders would have been entitled to cast if the Series H-6 Preferred Stock had immediately been converted into shares of common stock at a conversion price equal to $3.60. Accordingly, each holder of Series H-6 Preferred Stock is entitled to exercise votes for approximately 20.0 shares for each share of Series H-6 Preferred Stock held.

What constitutes a quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of no less than 33 1/3% of the outstanding shares of the Company’s capital stock entitled to vote is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, or the chairperson of the Annual Meeting (if any), may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Issuer Direct Corporation, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The proxy materials have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting by telephone or the Internet.

3

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”), and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner, and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Proposal 2 is considered a “routine matter.” Therefore, if you do not provide voting instructions to your broker regarding such proposal, your broker will be permitted to exercise discretionary voting authority to vote your shares on such proposal. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1.

How do I vote my shares?

If you are a record holder, you may vote your voting securities at the Annual Meeting in person virtually or by proxy. To vote in person virtually, you must be logged in and registered to virtually attend the Annual Meeting and cast your vote before the announcement of the close of voting during the Annual Meeting. To vote by proxy, you must do one of the following:

●	USE THE TOLL-FREE NUMBER shown on your proxy card;
●	VISIT THE WEBSITE shown on your proxy card to vote via the Internet; or
●	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you. The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board has appointed Joshua Silverman, Chairman of the Board, to serve as the proxy for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you complete all of the proxy card except one or more of the voting instructions, then the designated proxies will vote your shares as to which you provide no voting instructions in the manner described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except for one or more of the voting instructions, then your broker may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares during the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee issued proxy.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have in accessing the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Who counts the votes?

All votes will be tabulated by Broadridge Investor Communication Solutions, Inc. (“Broadridge”), the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

4

What are my choices when voting?

When you cast your vote on:

Proposal 1:	You may vote for all director nominees or may withhold your vote as to one or more director nominees.
Proposal 2:	You may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

“FOR” each director nominee and “FOR” Proposal 2.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

“FOR” each director nominee and “FOR” Proposal 2.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares with respect to Proposal 1, but will be able to vote those shares with respect to Proposal 2. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

●	Attending the Annual Meeting and voting during the Annual Meeting. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares online during the Annual Meeting to revoke your proxy.
●	Completing and submitting a new valid proxy bearing a later date by Internet, telephone or mail.
●	Giving written notice of revocation to the Company addressed to Curt Smith, Chief Financial Officer, at the Company’s address above, which notice must be received before noon, New York time on December 13, 2021.

If you are a street name holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, with respect to Proposal 1, the seven director nominees who receive the most votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected. Assuming the presence of a quorum, approval of Proposal 2 will require the affirmative vote of a majority of the voting power of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on such proposals.

How are abstentions and broker non-votes treated?

Abstentions or votes withheld are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Votes withheld will have no effect with respect to the election of directors (Proposal 1). Abstentions will have the same effect as a vote against the ratification of the independent registered public accounting firm (Proposal 2).

5

Broker non-votes are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Broker non-votes will have no effect upon Proposals 1or 2.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs associated with asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, fax, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice of Annual Meeting of Stockholders and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, need additional material, or need assistance in voting your shares, please feel free to contact the firm assisting us in the solicitation of proxies, Kingsdale Advisors. If you have any questions or need assistance with voting, please contact Kingsdale Advisors, our proxy solicitor, by calling toll-free at 888-518-6554 or collect at 416-867-2272, or via e-mail at contactus@kingsdaleadvisors.com.

6

PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of seven members. Our Board accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Thomas M. Wittenschlaeger, Joshua Silverman, Sebastian Giordano, Greg Schiffman, Zvi Joseph, George Devlin and Wayne R. Walker for election at the Annual Meeting for a term of one year to serve until the 2022 annual meeting of stockholders, or until their respective successors have been elected and qualified. The seven director nominees who receive the most votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected. Should any of the director nominees become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board may nominate or designate. Each of the director nominees has expressed his intention to serve the entire term for which election is sought.

Directors and Nominees

The following table sets forth the name, age and positions of the director nominees and each director:

Name	Age	Position with the Company
Thomas M. Wittenschlaeger	64	Chief Executive Officer and Director Nominee
Joshua Silverman	50	Chairman of the Board
Sebastian Giordano	63	Director
Greg Schiffman	63	Director
Zvi Joseph	54	Director
George Devlin	67	Director
Wayne R. Walker	62	Director

The following sets forth biographical information and the qualifications and skills for each director nominee:

Thomas M. Wittenschlaeger. Mr. Wittenschlaeger is an experienced executive with a background in the electric vehicle (“EV”) industry and vehicle technologies businesses. From August 2019 to September 2021, Mr. Wittenschlaeger served as chief executive officer of Nantmobility, Inc., an EV company in the micromobility segment. From February 2015 to July 2019, he served as an executive at FOX Factory, Inc., a developer of off-road and performance vehicle components, serving as President of its Powered Vehicles Group from February 2015 to June 2018, and as Chief Strategy Officer from June 2018 to July 2019. Prior to joining FOX Factory, Inc., Mr. Wittenschlaeger served as President of NantTronics, Inc., a wireless infrastructure and enabling technologies company, from November 2012 to January 2015. From December 2011 to November 2012 he served as chairman and chief executive officer of KeyOn Communications Holdings, Inc., during which time he guided the company through a business rationalization, comprehensive financial restructuring, asset divestiture and controlled wind-down and restored two businesses to operations from a shutdown state. During a 16-year stint at the Hughes Aircraft Company, he researched advanced technology products for the automotive market as well as for the military transport market decades in advance of their ultimate adoption. Mr. Wittenschlaeger holds a B.S. in electrical engineering from the United States Naval Academy and is a graduate of the Executive Program in Management, Business Administration, and Operations at the Anderson School of Management, University of California at Los Angeles. His portfolio of patents includes IP in vehicle damper tuning, wireless infrastructure, cyber resiliency and supercomputing.

7

Joshua Silverman. Mr. Silverman served as a member of the DropCar, Inc. (“DropCar”) Board of Directors since the completion of the business combination with Private DropCar and DC Acquisition Corporation, pursuant to which Private DropCar became a wholly owned subsidiary of WPCS International Incorporated (“WPCS”), which then changed its name to DropCar on January 30, 2018 (the “2018 Merger”) and, prior to that time, served as a director of WPCS since August 2016, and has continued to serve as a director following the Merger with Private AYRO (as defined and described in “CORPORATE GOVERANCE—Board Composition” below). Mr. Silverman currently serves as the Managing Member of Parkfield Funding LLC. Mr. Silverman was the co-founder and a Principal and Managing Partner of Iroquois Capital Management, LLC (“Iroquois”), an investment advisory firm. Since its inception in 2003 until July 2016, Mr. Silverman served as Co-Chief Investment Officer of Iroquois. While at Iroquois, he designed and executed complex transactions, structuring and negotiating investments in both public and private companies and has often been called upon by the companies to solve inefficiencies as they relate to corporate structure, cash flow, and management. From 2000 to 2003, Mr. Silverman served as Co-Chief Investment Officer of Vertical Ventures, LLC, a merchant bank. Prior to forming Iroquois, Mr. Silverman was a Director of Joele Frank, a boutique consulting firm specializing in mergers and acquisitions. Previously, Mr. Silverman served as Assistant Press Secretary to The President of the United States. Mr. Silverman currently serves as a director of Protagenic Therapeutics, Neurotrope, Inc., and TapImmune Inc., all of which are public companies. He previously served as a Director of National Holdings Corporation from July 2014 through August 2016, MGT Capital Investments, Inc. from December 2014 to May 2016, and Alanco Technologies Inc. from March 2016 through August 2016. Mr. Silverman received his B.A. from Lehigh University in 1992. Mr. Silverman’s qualifications to sit on the Board include his experience as an investment banker, management consultant and as a director of numerous public companies.

Sebastian Giordano. Mr. Giordano served as a member of the DropCar Board of Directors since the closing of the 2018 Merger and, prior to that time, served as a director of WPCS since February 2013, and has continued to serve as a director following the Merger with Private AYRO. Mr. Giordano served as the Interim Chief Executive Officer of WPCS from August 2013 until April 25, 2016, when the interim label was removed from his title. He served as the Chief Executive Officer of WPCS since such time through the closing of the 2018 Merger. Since 2002, Mr. Giordano has been Chief Executive Officer of Ascentaur, LLC, a business consulting firm providing comprehensive strategic, financial and business development services to start-up, turnaround and emerging growth companies. From 1998 to 2002, Mr. Giordano was Chief Executive Officer of Drive One, Inc., a safety training and education business. From 1992 to 1998, Mr. Giordano was Chief Financial Officer of Sterling Vision, Inc., a retail optical chain. Mr. Giordano received B.B.A. and M.B.A. degrees from Iona College. Mr. Giordano’s qualifications to sit on the Board include his broad management experience, including having served as Chief Executive Officer of WPCS.

Greg Schiffman. Mr. Schiffman served as a member of the DropCar Board of Directors since the closing of the 2018 Merger and has continued to serve as a director following the Merger with Private AYRO. Mr. Schiffman has served as the Chief Financial Officer of privately-held AbSci, LLC since April 2020. He previously served as the Chief Financial Officer of Vineti, Inc. from October 2017 through April 2018. He also previously served as the Chief Financial Officer of each of Iovance Biotherapeutics (formerly Lion Biotechnologies), from October 2016 through June 2017, Stem Cells, Inc., from January 2014 through September 2016, Dendreon Corporation, from December 2006 through December 2013 and Affymetrix Corporation, from August 2001 through November 2006. He currently serves on the boards of directors of several private companies. Mr. Schiffman holds a B.S. in Accounting from DePaul University and an MM (MBA) from Northwestern University Kellogg Graduate School of Management. Mr. Schiffman’s qualifications to sit on the Board include his financial background, business experience and education.

Zvi Joseph. Mr. Joseph served as a member of the DropCar Board of Directors since the closing of the 2018 Merger, and has continued to serve as a director following the Merger with Private AYRO. He has served as Deputy General Counsel of Amdocs Limited, a publicly traded corporation that provides software and services to communications and media companies, since October 2005. He received his A.A.S. in Business Administration from Rockland Community College, his B.A. in Literature from New York University and his J.D. from Fordham University School of Law. He also holds a Certificate in Business Excellence from Columbia University School of Business and a Corporate Director Certificate, Corporate Governance, from Harvard Business School. Mr. Joseph’s qualifications to sit on the Board include his legal experience and education.

George Devlin. Mr. Devlin has, since 2007, managed his own consulting business, Venture Connections, primarily focused on helping early stage companies with fundraising, commercialization and strategic planning. From 2005 to 2007, Mr. Devlin worked in operations at Texas Pacific Group (TPG – Private Equity), where he supported deal partners on due diligence and transformation activities involved in deals. From 2002 to 2005, Mr. Devlin served as Chief Executive Officer of Vivecon, a Stanford University start-up in Supply Chain Risk Management solutions. From 2001 to 2002, he served as Chief Operations Officer of Converge, Inc. From 1998 to 2001, Mr. Devlin worked at Compaq Computer Corporation, eventually holding the post of Senior Vice President of Global Operations based in Houston, Texas. He is a native of Scotland and graduated with a Business Studies diploma and a post-graduate diploma in Human Resources from Glasgow Polytechnic, now called Caledonian University. Mr. Devlin’s international experience and expertise, ranging from a successful career as an executive in a major global corporation (supply chain and operations) to becoming an entrepreneur and helping many early stage start-up technology companies globally, qualify him as a valuable addition to the Board.

8

Wayne R. Walker. Mr. Walker has over 35 years of experience in corporate governance, turnaround management, corporate restructuring and bankruptcy matters. In 1998, Mr. Walker founded Walker Nell Partners, Inc., an international business consulting firm, and has served as its president from its founding to the present. Before founding Walker Nell Partners, Inc., Mr. Walker worked for 15 years at the DuPont Company in Wilmington, Delaware in the Securities and Bankruptcy group, where he worked in the Corporate Secretary’s office and served as Senior Counsel. From 2018 to the present, Mr. Walker has served as a director of Wrap Technologies, Inc., an innovator of modern policing solutions, where he also serves as Chair of the Nominating and Governance Committee and of the Compensation Committee. From 2018 to the present, Mr. Walker has served as a director of Pitcairn Company and as the Chair of its Compensation Committee. From 2013 to 2014, Mr. Walker served as Chairman of the Board of Directors of BridgeStreet Worldwide, Inc., a global provider of extending corporate housing. From 2016 to 2018, Mr. Walker served as Chairman of the Board of Directors of Last Call Operating Companies, an owner of various national restaurants. From 2013 to 2020, Mr. Walker served as Chairman of the Board of Trustees of National Philanthropic Trust, a public charity. From 2018 to 2020, Mr. Walker served as Vice President of the Board of Education of the City of Philadelphia. From 2020 to the present, Mr. Walker has served as a director of Petros Pharmaceuticals, Inc., which focuses on men’s health, where he also serves as Chair of the Nominating and Governance Committee. Mr. Walker has also served on the board of directors for the following companies and foundations: Seaborne Airlines, Inc., Green Flash Brewery, Inc., and Eagleville Hospital and Foundation. Mr. Walker has a Doctor of Jurisprudence from Catholic University (Washington, DC) and a Bachelor of Arts from Loyola University (New Orleans). He is an attorney licensed by the State Bar of Georgia. He is a member of the State Bar Association of Georgia, American Bar Association, American Bankruptcy Institute and Turnaround Management Association.

The Board regards all of the individuals above as competent professionals with many years of experience in the business community. The Board believes that the overall experience and knowledge of the members of Board will contribute to the overall success of our business.

Unless otherwise directed in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by such proxy for the election of the director nominees. Six of the seven director nominees are presently directors of the Company.

Family Relationships

There are no family relationships among any of our directors and executive officers.

Vote Required

The seven director nominees who receive the most votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected.

The Board recommends a vote FOR the director nominees.

9

CORPORATE GOVERNANCE

AYRO, Inc., with the oversight of the Board and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance.

Corporate Code of Conduct and Ethics and Whistleblower Policy

We have adopted a Corporate Code of Conduct and Ethics and Whistleblower Policy that applies to all of our associates, as well as each of our directors and certain persons performing services for us. The Corporate Code of Conduct and Ethics and Whistleblower Policy addresses, among other things, competition and fair dealing, conflicts of interest, protection and proper use of Company assets, government relations, compliance with laws, rules and regulations and the process for reporting violations of the Corporate Code of Conduct and Ethics and Whistleblower Policy, employee misconduct, improper conflicts of interest or other violations. Our Corporate Code of Conduct and Ethics and Whistleblower Policy is available on our website at https://ayro.com/ in the “Governance” section found under the “Investors” tab. We intend to disclose any amendments to, or waivers from, our Corporate Code of Conduct and Ethics and Whistleblower Policy at the same website address provided above.

Board Composition

On January 30, 2018, the Company completed its business combination with DropCar, Inc. (“Private DropCar”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 6, 2017, as subsequently amended, by and among us, DC Acquisition Corporation (“WPCS Merger Sub”), and Private DropCar, pursuant to which WPCS Merger Sub merged with and into Private DropCar, with Private DropCar surviving as the Company’s wholly owned subsidiary (the “2018 Merger”). On January 30, 2018, immediately after completion of the 2018 Merger, the Company changed its name to “DropCar, Inc.”

On May 28, 2020, pursuant to the Agreement and Plan of Merger, dated December 19, 2019 (the “Merger Agreement”), by and among the Company, ABC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and AYRO Operating Company, a Delaware corporation previously known as AYRO, Inc. (“Private AYRO”), Merger Sub was merged with and into Private AYRO, with Private AYRO continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). Upon completion of the Merger on May 28, 2020, the Company changed its name to “AYRO, Inc.” Immediately prior to the effective time of the Merger, the Board consisted of Spencer Richardson, David Newman, Joshua Silverman, Sebastian Giordano, Zvi Joseph, Solomon Mayer, and Greg Schiffman. At the effective time of the Merger, David Newman, the Company’s former Chief Business Development Officer and a former director of the Board, Spencer Richardson, the Company’s former Chief Executive Officer and a former director of the Board, and Solomon Mayer, a former director of the Board, all tendered their resignations from their respective positions as officers and directors of the Company. These letters did not contain any statements describing disagreements with the Company related to its operations, policies or practices, nor did any disagreements lead to their resignation. Pursuant to the terms of the Merger Agreement, the Board appointed Rodney C. Keller, Jr., George Devlin and Mark Adams, who were members of Private AYRO’s board of directors immediately prior to the effective time of the Merger, to the Board at the effective time of the Merger. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, as amended (“Bylaws”), provide that our Board will consist of such number of directors as determined from time to time by resolution adopted by our Board. Any vacancies or newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office. As of November 17, 2021, the Board consists of Joshua Silverman, Wayne R. Walker, George Devlin, Sebastian Giordano, Zvi Joseph, and Greg Schiffman.

We have no formal policy regarding Board diversity. Our Board believes that each director should have a basic understanding of the principal operational and financial objectives and plans and strategies of the Company, our results of operations and financial condition and relative standing in relation to our competitors. The Company values diversity on a Company-wide basis and seeks to achieve a mix of directors that represent a diversity of background and experience, including with respect to age, gender, race, ethnicity, and occupation. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the director nomination process. Generally, we will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as we may deem are in our and our stockholders’ best interests. In doing so, we will also consider candidates with appropriate non-business backgrounds.

Director Independence

We are currently listed on the NASDAQ Capital Market and therefore rely on the definition of independence set forth in the NASDAQ Listing Rules (“NASDAQ Rules”). Under the NASDAQ Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based upon information requested from and provided by each director and director nominee concerning his background, employment, and affiliations, including family relationships, we have determined that our current directors Messrs. Silverman, Schiffman, Joseph, Devlin and Walker, have no material relationship with us that would interfere with the exercise of independent judgment and are “independent directors” as that term is defined in the NASDAQ Listing Rules. We also determined that a former director of the Board, Adams, during the time he served on the Board, had no such material relationship with us.

10

Board Committees, Meetings and Attendance

During the fiscal year ended December 31, 2020, the Board held 8 meetings. We expect our directors to attend Board meetings, meetings of any committees and subcommittees on which they serve, and each annual meeting of stockholders, either in person or by teleconference. During 2020, each director (other than George Devlin) attended, either in person or telephonically, at least 75% of the aggregate Board meetings and meetings of committees on which he served during his tenure as a director or committee member.

The Board delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the full Board. Currently, the Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Committee assignments are re-evaluated annually. Each of these committees operates under a charter that has been approved by our Board. The current charter of each of these committees is available on our website at https://ayro.com/ in the “Governance” section under “Investors.”

As of November 17, 2021, the following table sets forth the membership of each of the Board committees listed above.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Joshua Silverman*	Member	Member	Chairman
Greg Schiffman	Chairman	Member	Member
Zvi Joseph	Member	Chairman	Member

*	Chairman of the Board of Directors

Audit Committee

Our Audit Committee is responsible for, among other matters:

●	approving and retaining the independent auditors to conduct the annual audit of our financial statements;
●	reviewing the proposed scope and results of the audit;
●	reviewing and pre-approving audit and non-audit fees and services;
●	reviewing accounting and financial controls with the independent auditors and our financial and accounting staff;
●	reviewing and approving transactions between us and our directors, officers and affiliates;
●	recognizing and preventing prohibited non-audit services;
●	establishing procedures for complaints received by us regarding accounting matters;
●	overseeing internal audit functions, if any; and
●	preparing the report of the audit committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Our Audit Committee is composed of Greg Schiffman (chairman), Zvi Joseph and Joshua Silverman. Our Board has determined that Messrs. Schiffman, Joseph and Silverman are independent in accordance with NASDAQ Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has also reviewed the education, experience and other qualifications of each member of the Audit Committee. Based upon that review, our Board has determined that Greg Schiffman qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. During the fiscal year ended December 31, 2020, the Audit Committee held 8 meetings.

Compensation Committee

Our Compensation Committee is responsible for, among other matters:

●	reviewing and recommending the compensation arrangements for management, including the compensation for our president and chief executive officer;
●	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
●	establishing and reviewing general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;
●	administering our stock incentive plans; and
●	preparing the report of the compensation committee that the rules of the SEC require to be included in our annual meeting proxy statement.

11

Our Compensation Committee is composed of Greg Schiffman, Zvi Joseph (chairman) and Joshua Silverman. Our Board has determined that Messrs. Schiffman, Joseph and Silverman are independent in accordance with NASDAQ Rules. The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee any of the responsibilities of the full committee. During the fiscal year ended December 31, 2020, the Compensation Committee held 4 meetings. In the fiscal year ended December 31, 2020, the Compensation Committee retained the services of Streeter Wyatt, a compensation consultant that advises boards and companies on the proper structure and levels of executive and board member compensation, to review the Company’s compensation practices and methodologies as to its executives and non-employee directors in relation to such practices and methodologies of other publicly traded, peer group companies.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other matters:

●	evaluating the current composition, organization and governance of the Board and its committees, and making recommendations for changes thereto;
●	reviewing each director and nominee annually;
●	determining desired Board member skills and attributes and conducting searches for prospective members accordingly;
●	evaluating nominees, and making recommendations to the Board concerning the appointment of directors to Board committees, the selection of Board committee chairs, proposal of the slate of directors for election to the Board, and the termination of membership of individual directors in accordance with the Board’s governance principles;
●	overseeing the process of succession planning for the chief executive officer and, as warranted, other senior officers of the Company;
●	developing, adopting and overseeing the implementation of a code of business conduct and ethics; and
●	administering the annual Board performance evaluation process.

Our Nominating and Corporate Governance Committee is composed of Greg Schiffman, Zvi Joseph and Joshua Silverman (chairman). During the fiscal year ended December 31, 2020, the Nominating Committee held 1 meeting.

Director Nominations

Our Nominating and Corporate Governance Committee considers all qualified candidates identified by members of the Board, by senior management and by stockholders. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of senior management. We did not pay fees to any third party to assist in the process of identifying or evaluating director candidates during 2020.

Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our Annual Meeting. To recommend a nominee for election to the Board, a stockholder must submit his or her recommendation to our Secretary at our corporate offices at 900 E. Old Settlers Boulevard, Suite 100, Round Rock, Texas 78664. Such nomination must satisfy the notice, information and consent requirements set forth in our Bylaws and must be received by us prior to the date set forth under “Submission of Future Stockholder Proposals” below. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees as specified in our Bylaws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address, the ownership interests of the proposing stockholder and any beneficial owner on whose behalf the nomination is being made (including the number of shares beneficially owned, any hedging, derivative, short or other economic interests and any rights to vote any shares) and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners, if any, on whose behalf the nomination is being made.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

●	the appropriate size and diversity of our Board;
●	our needs with respect to the particular knowledge, skills and experience of nominees, including experience in corporate finance, technology, business, administration and sales, in light of the prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
●	experience with accounting rules and practices, and whether such a person qualifies as an “audit committee financial expert” pursuant to SEC rules; and
●	balancing continuity of our Board with periodic injection of fresh perspectives provided by new Board members.

12

Our Board believes that each director should have a basic understanding of our principal operational and financial objectives and plans and strategies, our results of operations and financial condition and our relative standing in relation to our competitors.

In identifying director nominees, the Board will first evaluate the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service will be considered for re-nomination.

If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board will identify another nominee with the desired skills and experience described above. The Board takes into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, the Board will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as it may deem are in our and our stockholders’ best interests. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairman of the Board and principal executive officer are filled by two separate individuals. Mr. Silverman currently serves as our Chairman of the Board, and Mr. Wittenschlaeger currently serves as our principal executive officer. The Board acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks. Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board. The Audit Committee receives reports from management concerning the Company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the Company and the Company’s general risk management strategy. In addition, as part of its oversight of our Company’s executive compensation program, the Compensation Committee considers the impact of such program, and the incentives created by the compensation awards that it administers, on our Company’s risk profile. In addition, the Compensation Committee reviews all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our Company. The Compensation Committee has determined that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Communications with Directors

The Board welcomes communication from our stockholders. Stockholders and other interested parties who wish to communicate with a member or members of our Board or a committee thereof may do so by addressing correspondence to the Board member, members or committee, c/o Secretary, AYRO, Inc., 900 E. Old Settlers Boulevard, Suite 100, Round Rock, Texas 78664. Our Secretary will review and forward correspondence to the appropriate person or persons.

All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee(s). In the case of communications to the Board or any group or committee of directors, our Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to whom the communication is addressed. If the amount of correspondence received through the foregoing process becomes excessive, our Board may consider approving a process for review, organization and screening of the correspondence by our Secretary or another appropriate person.

Family Relationships

There are no family relationships amongst our directors and executive officers, or person nominated or chosen by the Company to become a director or executive officer.

Involvement in Certain Legal Proceedings

There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers, or in which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

13

DIRECTOR COMPENSATION

The following table sets forth summary information concerning the total compensation earned by the non-employee directors during the year ended December 31, 2020 for services to the Company. At the effective time of the Merger on May 28, 2020, David Newman, the Company’s former Chief Business Development Officer and a former director of the Board, Spencer Richardson, the Company’s former Chief Executive Officer and a former director of the Board, and Solomon Mayer, a former director of the Board, all tendered their resignations from their respective positions as officers and directors of the Company.

Effective as of 6:05 pm Eastern Time on May 26, 2020, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for ten shares. Immediately following the reverse stock split, we issued a stock dividend of one share of the Company’s common stock for each outstanding share of common stock to all holders of record immediately following the effective time of the reverse stock split. The net result of the reverse stock split and the stock dividend was a 1-for-5 reverse stock split (the “Reverse Split”). The stock awards listed below have been adjusted to give effect to the Reverse Split.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All other compensation	Total ($)
Mark Adams (2)(3)	25,040	-	-	25,040
Greg Schiffman	71,324	239,056	-	310,380
Joshua Silverman	175,506	388,474	-	563,980
Sebastian Giordano	88,898	246,540	-	335,438
Solomon Mayer (4)	62,164	-	-	62,164
Zvi Joseph	95,730	239,056	-	334,786
George Devlin (2)	26,734	135,080	-	161,814
Wayne R. Walker (5)	1,694	-	-	1,694

(1)	The dollar amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions underlying the determination of fair value of the awards are set forth in Note 11 of the financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2021, and as amended by the Company’s Form 10-K/A filed with the SEC on April 30, 2021.
(2)	Appointed following the effective time of the Merger on May 28, 2020.
(3)	Term expired November 9, 2020.
(4)	Resigned following the effective time of the Merger on May 28, 2020.
(5)	Elected November 9, 2020.

On July 30, 2019, the Board approved of certain modifications to director compensation. As consideration for services to the Board, the Chairman of the Board received (i) an annual cash retainer equal to $90,000 and, as compensation for the period from February 1, 2019 through January 31, 2020, a grant of shares of restricted stock in an amount equal to $60,000 and (ii) each non-Chairman member of the Board receives an annual cash retainer equal to $30,000 and, as compensation for the period from February 1, 2019 through January 31, 2020, a grant of shares of restricted stock in an amount equal to $50,000, each to be paid as determined by the Compensation Committee.

Due to the limited number of shares available for grant pursuant to the DropCar, Inc. Amended and Restated 2014 Equity Incentive Plan, the restricted stock grants referred to in the foregoing paragraph could not be granted in full in fiscal 2019. Mr. Schiffman received a grant of 6,330 shares of restricted stock, which represented half of the shares of common stock Mr. Schiffman was entitled to receive. The shares vested on the date of grant. None of the other non-employee directors received a grant of restricted stock.

14

In January 2020, the Board entered into letter agreements with each non-executive member of the Board to address the restricted stock grants. In lieu of such grants, DropCar and each non-employee director agreed that upon (i) a merger or consolidation with another entity where DropCar retains more than 50% of the outstanding voting securities of DropCar or (ii) the consummation of a change of control prior to November 14, 2020, each non-employee director will receive a transaction payment, payable in cash, shares of DropCar’s common stock or shares of a successor company’s common stock, at the discretion of DropCar (each, a “Transaction Payment”). Mr. Silverman would receive a Transaction Payment equal to $60,000, Mr. Schiffman would receive a Transaction Payment equal to $25,000 (which reflects that the other half of his $50,000 compensation was already paid in the form of a restricted stock grant) and all other non-employee directors would receive a Transaction Payment equal to $50,000. Pursuant to such agreements, DropCar granted the following shares prior to the Merger on May 28, 2020:

Name	Number of Shares
Joshua Silverman	9,756
Zvi Joseph	8,130
Sebastian Giordano	8,130
Solomon Mayer	8,130
Greg Schiffman	4,065

On September 29, 2020, the Board approved annual director compensation, which was prorated based on the number of days in such annual director compensation cycle beginning on May 28, 2020, the closing date of the Merger. The Board approved the following annual cash retainer fees for the members of the Board: (A) to each non-executive director, an annual cash retainer fee of $45,000; (B) to the chairman of the Board, an additional annual cash retainer fee of $80,000; (C) to the chair of each Board committee, additional cash compensation as follows: (x) $12,500 to the Audit Committee Chair, (y) $11,500 to the Compensation Committee Chair, and (z) $8,000 to the Nominating and Governance Committee Chair. Additionally, on September 29, 2020, the following Company directors were granted restricted stock, as shown in the following table:

Director	Awarded Shares	Vesting Schedule
Josh Silverman	5,668	See (1) below
Josh Silverman	116,879	See (2) below
Mark Adams	42,612	See (2) below
George Devlin	42,612	See (2) below
Sebastian Giordano	4,723	See (1) below
Sebastian Giordano	73,050	See (2) below
Zvi Joseph	2,362	See (1) below
Zvi Joseph	73,050	See (2) below
Greg Schiffman	2,362	See (1) below
Greg Schiffman	73,050	See (2) below

1)	Fully vested on the grant date.
2)	Fully vests on May 28, 2021, provided that the director has continuously provided services to the Company through that date.

15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of November 5, 2021 by:

●	each person known by us to beneficially own more than 5.0% of our common stock;
●	each of our directors and nominees;
●	each of the named executive officers of the Company; and
●	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address, unless otherwise specified in the notes below, is c/o AYRO, Inc., 900 E. Old Settlers Boulevard, Suite 100, Round Rock, Texas 78664. As of November 5, 2021, we had 36,866,956 shares of common stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (1)
Beneficial Owners of 5% or More of Our Common Stock
Alpha Capital Anstalt (2)	3,683,009	9.99%
Invesco Ltd. (3)	2,215,172	6.0%
Richard Abbe (4)	2,957,574	8.0%
Named Executive Officers and Directors
George Devlin (5)	70,160	*%
Sebastian Giordano (6)	109,801	*%
Brian Groh (7)	59,755	*%
Zvi Joseph (8)	97,873	*%
Rodney C. Keller, Jr. (9)	1,072,104	2.9%
Richard Perley (10)	93,840	*%
Joshua Silverman (11)	164,547	*%
Greg Schiffman (12)	100,235	*%
Curtis Smith (13)	225,316	*%
Wayne R. Walker (14)	21,125	*%
All Current Executive Officers and Directors as a Group	2,014,756	5.4

*	represents ownership of less than 1%.
(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of November 5, 2021. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.
(2)	Based on a Schedule 13G filed on February 16, 2021 by Alpha Capital Anstalt. The address of Alpha Capital Anstalt is Lettstrasse 32, FL-9490 Vaduz, Furstentums, Liechtenstein. Alpha Capital Anstalt is the beneficial owner of 3,683,009 shares of our common stock, including shares of our common stock underlying warrants that are currently exercisable. Nicola Feuerstein, Director of Alpha Capital Anstalt, has sole voting and dispositive power over such shares of our common stock. Alpha Capital Anstalt owns securities that would be exercisable for additional shares of our common stock, except for a contractual limitation that restricts Alpha Capital Anstalt’s ability to exercise such securities if such exercise would result in Alpha Capital Anstalt (including its affiliates) owning more than 9.99% of the currently outstanding number of shares of our common stock. Thus, the number of shares of our common stock beneficially owned by Alpha Capital Anstalt as of November 5, 2021 was 3,683,009, which represents 9.99% beneficial ownership of the 36,866,956 shares of our common stock that were outstanding as of November 5, 2021.
(3)	Based on a Schedule 13G filed on July 12, 2021 by Invesco Ltd. The address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309. Invesco Ltd. is the beneficial owner of 2,215,172 shares of our common stock.
(4)	Based on a Schedule 13G jointly filed on February 3, 2021 by Richard Abbe, Kimberly Page and Iroquois Capital Management L.L.C. Represents (i) 1,125,000 shares of our common stock, currently exercisable warrants to purchase 723,578 shares of our common stock and preferred stock convertible into 963 shares of our common stock held by Iroquois Capital Investment Group LLC (“ICIG”) and (ii) 541,667 shares of our common stock, currently exercisable warrants to purchase 564,498 shares of our common stock and preferred stock convertible into 1,868 shares of our common stock held by Iroquois Master Fund Ltd. (“Iroquois Master Fund”). Mr. Abbe exercises sole voting and dispositive power over the shares held by ICIG and shares voting and dispositive power over the shares held by Iroquois Master Fund with Ms. Page. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by and underlying the warrants (subject to certain beneficial ownership blockers) and shares of preferred stock held by ICIG and Iroquois Master Fund. The address of each of Mr. Abbe, ICIG and Iroquois Master Fund is 125 Park Avenue, 25th Floor, New York, NY 10017.
(5)	Mr. Devlin’s total includes 70,160 shares of common stock.
(6)	Mr. Giordano’s total includes 109,801 shares of common stock.
(7)	Mr. Groh’s total includes options to purchase 59,755 shares of common stock that are exercisable within 60 days of November 5, 2021.
(8)	Mr. Joseph’s total includes 97,873 shares of common stock.
(9)	Mr. Keller’s total includes 651,250 shares of common stock and options to purchase 420,854 shares of common stock that are exercisable within 60 days of November 5, 2021.
(10)	Mr. Perley’s total includes 34,085 shares of common stock and options to purchase 59,755 shares of common stock that are exercisable within 60 days of November 5, 2021.
(11)	Mr. Silverman’s total includes 164,547 shares of common stock.
(12)	Mr. Schiffman’s total includes 100,235 shares of common stock.
(13)	Mr. Smith’s total includes options to purchase 225,316 shares of common stock that are exercisable within 60 days of November 5, 2021.
(14)	Mr. Walker’s total includes 21,125 shares of common stock.

16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with related persons are governed by our Corporate Code of Conduct and Ethics and Whistleblower Policy, which applies to all of our associates, as well as each of our directors and certain persons performing services for us. This code covers a wide range of potential activities, including, among others, conflicts of interest, self-dealing and related party transactions. Waiver of the policies set forth in this code will only be permitted when circumstances warrant. Such waivers for directors and executive officers, or that provide a benefit to a director or executive officer, may be made only by our Board, as a whole, or the Audit Committee and must be promptly disclosed as required by applicable law or regulation. Absent such a review and approval process in conformity with the applicable guidelines relating to the particular transaction under consideration, such arrangements are not permitted. All related party transactions for which disclosure is required to be provided herein were approved in accordance with our Corporate Code of Conduct and Ethics and Whistleblower Policy.

Related Party Transactions

Asset Sale

On December 19, 2019, the Company and DropCar Operating entered into the Asset Purchase Agreement with DC Partners, Spencer Richardson and David Newman. DC Partners was a New York limited liability company managed by Spencer Richardson and David Newman. The Asset Purchase Agreement provided that DC Partners would purchase from DropCar Operating substantially all of the assets and certain specified liabilities of the Company business prior to the Merger, for a purchase price consisting of (i) the cancellation of any liabilities pursuant to the employment agreements by and between DropCar Operating and each of Mr. Richardson and Mr. Newman, respectively (except as otherwise set forth in (x) a Termination and Release Agreement to be entered into between the Company and each of Mr. Richardson and Mr. Newman and/or (y) Section 3(h) of the employment agreements, which relates to indemnification with respect to services as a director of the Company) and (ii) the assumption of all liabilities or obligations of the Company (x) relating to or arising out of workers’ compensation claims of any employee which relate to events occurring prior to the closing of the Asset Sale Transaction and (y) arising under or relating to the assigned contracts pursuant to the Asset Purchase Agreement. On May 28, 2020, the parties to the Asset Purchase Agreement entered into Amendment No. 1 to the Asset Purchase Agreement (the “Asset Purchase Agreement Amendment”), which Asset Purchase Agreement Amendment (i) provided for the inclusion of up to $30,000 in refunds associated with certain insurance premiums as assets being purchased by DC Partners, (ii) amended the covenant associated with the funding of the Company’s business, such that the Company provided the Company business with additional funding of $175,000 at the closing of the transactions contemplated by the Asset Purchase Agreement and (iii) provided for a current employee of the Company being transferred to DC Partners to provide transition services to the Company for a period of three months after the closing of the transactions contemplated by the Asset Purchase Agreement. The Asset Purchase Agreement closed on May 28, 2020, immediately following the consummation of the Merger.

17

Private AYRO Related Party Transactions

Royalty Agreement

On March 1, 2017, Private AYRO entered into the Outsourced CVO Services Agreement with Sustainability Initiatives, LLC (“SI”) that is controlled by Mr. Okonsky, a founder of Private AYRO, and Mr. Adams, a founder of Private AYRO and a current AYRO board member, in its effort to accelerate the start-up of Private AYRO’s operations. In return for acceleration assistance and SI providing services of the Chief Visionary Officer role, pursuant to the agreement, Private AYRO paid a monthly retainer of $6,000 per month. On a quarterly basis, Private AYRO also remitted to SI a royalty of a percentage (see table below) of its revenues less the retainer amounts for the measurement quarter paid. In connection with this agreement, Private AYRO granted 95,438 options to purchase shares of Private AYRO common stock at an exercise price of $2.446 per share under the Private AYRO Equity Plan, which was subsequently cancelled in December 2019.

Royalty Percentage
Revenues
$0 - $25,000,000	3.0%
$25,000,000 - $50,000,000	2.0%
$50,000,000 - $100,000,000	1.0%
Over $100,000,001	0.5%

SI was also granted a right to nominate up to two members of Private AYRO’s board of directors.

In addition, on April 1, 2017, Private AYRO and SI entered into a fee-for-service agreement, pursuant to which SI agreed to provide accounting and financial, graphics and marketing services to Private AYRO, based on the market-standard hourly rates as set forth in the agreement.

Effective as of January 1, 2019, Private AYRO agreed to an amendment to the Outsourced CVO Services Agreement to reduce the royalty percentage to a flat 0.5% for all revenue levels. In connection to this amendment, Private AYRO granted each of Mr. Okonsky and Mr. Adams an additional 190,876 options to purchase $3.48 per share, pursuant to the Private AYRO Equity Plan, which options were fully vested as of September 30, 2019 and subsequently cancelled in December 2019.

Effective as of October 14, 2019, Private AYRO and SI terminated the Outsourced CVO Services Agreement, and as consideration for SI to terminate the agreement, Private AYRO issued 231,778 shares of Private AYRO common stock to SI (or its designees).

In December 2019, the Private AYRO, SI, Christian Okonsky and Mark Adams agreed to cancel (i) the options to purchase 95,438 shares of Private AYRO common stock previously granted to SI in March 2017 and (ii) the options to purchase an aggregate of 381,752 shares of Private AYRO common stock previously granted to Mr. Okonsky and Mr. Adams in connection with the amendment to the Outsourced CVO Services Agreement to reduce the royalty percentages, in exchange for 434,529 shares of Private AYRO common stock.

For the years ended 2017, 2018, and 2019 prior to termination, Private AYRO paid SI $60,000, $187,494 and $60,000, respectively, pursuant to the Outsourced CVO Services Agreement, and $123,538, $36,694 and $1,275, respectively, pursuant to the fee-for service agreement for accounting and financial, graphics and marketing services.

Consulting Agreement

On January 15, 2019, Private AYRO entered into a fee-for-service-based agreement with Sustainability Consultants, LLC (“SCLLC”), an entity that is controlled by Mr. Adams, John Constantine and Will Steakley, who were principal stockholders of Private AYRO, in an effort to support the strategic direction of Private AYRO. The duties of SCLLC include (a) participating in strategic advisory conference calls with management; (b) making introductions to interested parties of strategic value; (c) advising Private AYRO on capital structure; and (d) acting as ambassadors to promote the company within the Central Texas community. In 2019, SCLLC received five-year warrants to purchase an aggregate of 177,924 shares of Private AYRO common stock at a $7.33 exercise price and 67,488 shares of the Private AYRO common stock in connection with the services rendered.

Loan from SI

In January 2019, Private AYRO received $50,000 in a short-term loan from SI. The short-term loan did not bear any interest. The amount was repaid in March 2019.

18

Adams Note, Amendment, Lock-Up Agreement and Guarantee

On October 14, 2019, Mr. Adams, a current member of the Board, was issued a secured promissory note in the aggregate principal amount of $500,000, in exchange for funding $100,000 to Private AYRO on or before October 15, 2019, and $400,000 on or before October 24, 2019. The note was secured by a first lien security interest in all of the assets of Private AYRO and accrued interest at 14% per annum, until the promissory note was repaid. The note was to mature on the earlier of March 12, 2020, or the date that is three business days following the closing of a reverse merger transaction involving Private AYRO.

On December 13, 2019, Private AYRO and Mr. Adams entered into an amendment to the promissory note, extending the maturity date of the note to April 30, 2021. As consideration, Private AYRO issued 136,340 shares of common stock to Mr. Adams. Such shares are subject to a six-month lock-up period.

AYRO has not paid any principal on the promissory note, but has paid all accrued interest timely as per the terms of the note. As of September 30, 2020, the aggregate principal amount of $500,000 and accrued interest was fully paid.

In April 2020, Private AYRO issued a secured promissory note in the aggregate amount of $600,000 to an investor of Private AYRO, pursuant to which Mark Adams entered into a personal guaranty for up to $300,000 of amounts owing under such secured loan, and, in connection therewith, Private AYRO agreed to grant to each of the investor and Mark Adams a number of shares of Private AYRO common stock that will convert into two percent (2%) of the aggregate issued and outstanding shares of DropCar immediately post-Merger. The entire principal balance of the loan plus accrued interest was paid off upon closing of the Merger.

Cenntro Agreement

In April 2017, Private AYRO entered into a Manufacturing Licensing Agreement with Cenntro, that provides for its four-wheel sub-assemblies to be licensed and sold to Private AYRO for final manufacturing and sale in the United States.

Supply Chain Agreements

In 2017, Private AYRO executed a supply chain contract with Cenntro Automotive Group (“Cenntro”), our primary supplier, a manufacturer located in the People’s Republic of China. Through our partnership with Cenntro, Cenntro acquired 19% of Private AYRO’s common stock in 2017. As of December 31, 2020, Cenntro beneficially owned approximately 4.38% of our common stock. Currently, we purchase 100% of our vehicle chassis, cabs and wheels through this supply chain relationship with Cenntro. We must sell a minimum number of units in order to maintain our exclusive supply chain contract. We were in default of the original exclusive term of the contract; however, in 2019 and 2020, the contract was amended to remove the default clause. In December 2019, Cenntro agreed to convert $1.10 million of trade accounts payable due from us to 299,948 shares of Private AYRO’s Seed Preferred Stock. The parties also agreed that any accrued interest on the trades payable as a result of this conversion would be forgiven, which resulted in a recapture of interest expense in the amount of $0.17 million in the year ended December 31, 2019. As of December 31, 2020 and 2019, the amounts outstanding to Cenntro as a component of accounts payable were $0.05 million and $0.08 million, respectively. Under a memorandum of understanding signed between us and Cenntro on March 22, 2020, upon availability of the 411x product, we agreed to purchase 300 units within the twelve months following the signing of the memorandum of understanding, and 500 units and 800 units in each of the following respective twelve-month periods. On July 9, 2020, in exchange for certain percentage discounts for raw materials, we made a $1.2 million prepayment for inventory. As of December 31, 2020 and 2019, the prepayment deposits were $0.98 million and $0.05 million.

Adams Loan

In October 2019, we borrowed $0.50 million under a bridge loan from Mark Adams, a founding board member. As an inducement for the bridge loan, we granted Mr. Adams 143,975 shares of common stock and in December 2019, we granted an additional 136,340 shares of common stock to Mr. Adams as consideration for extending the term date of the loan to April 30, 2021. In September 2020, the loan principal and accrued interest were paid in full.

19

EXECUTIVE COMPENSATION

Unless otherwise indicated, the disclosures in this section regarding the Company’s common stock or securities convertible into common stock for periods or as of a date that precedes the closing of the Merger have been adjusted to give effect to the Reverse Split.

Executive Officers

The following table sets forth the names, ages and positions of our executive officers as of November 17, 2021:

Name	Age	Position with the Company
Thomas M. Wittenschlaeger	64	Chief Executive Officer
Curtis Smith	53	Chief Financial Officer
Brian Groh	63	Chief of Business Development
Richard Perley	56	Chief Marketing Officer

Please see the biography of Mr. Wittenschlaeger on page 7 of this Proxy Statement.

Curtis Smith. Mr. Smith, 53, in addition to serving as the Company’s Chief Financial Officer, served as Private AYRO’s chief financial officer from March 2018 until the closing of the Merger. Mr. Smith has been a CPA for more than 25 years with experience in public accounting and executive level experience in financial, operations and IT systems management. From November 2015 through February 2018, Mr. Smith served as the chief financial officer for LAC Group, a private equity-backed portfolio company, responsible for all aspects of strategic planning, investor relations, treasury management, finance, accounting, HR and IT. Prior to LAC Group, he served as a consultant to various private companies regarding their financial and operational affairs. From November 2010 to February 2013, he served as the chief financial officer of AgileAssets, a software developer building transportation asset management enterprise software. Mr. Smith was instrumental in developing the SaaS-business model for AgileAssets. Prior to AgileAssets, Mr. Smith served as Vice President-Finance and Administration for Troux Technologies. Prior to Troux Technologies, he served as Director of Finance and Director of Operations with Verio (Nasdaq: VRIO), a 55+ company rollup and was instrumental in both the rollup as well as the company’s successful IPO in 1998. Mr. Smith holds a B.B.A in accounting from Texas A&M University.

Brian Groh. Mr. Groh, 63, in addition to his role as the Company’s Chief of Business Development, served as Private AYRO’s contracted Chief of Business Development from September 2019 until the closing of the Merger. Mr. Groh is an executive and entrepreneur with over thirty-five years’ experience in technology start-ups, accelerated growth and large corporations, with an extensive experience in negotiations, mergers and acquisitions, in addition to establishing mutually beneficial and long-term partner relationships. Mr. Groh was the founder and chief executive officer of public companies for over twenty years in various technology companies in the cellular, tablet and mobile computing sectors. Since January 2018, Mr. Groh has been on the Board of Advisors Meghraj Capital International, an international banking advisory, fiduciary services and consulting company headquartered in the British Isles that manages over $100 billion in client assets. Mr. Groh also serves on the board of WellSmith, an Austin-based digital platform company for population health management of chronic diseases that has partnered with Cone Health, a private, not-for-profit, healthcare delivery system. From August 2015 to January 2018, Mr. Groh was employed as General Manager of Business Development at Wistron Corporation, a Taiwanese global technology engineering and manufacturing leader, and was responsible for creating Wistron’s smart product business development operations in North America. From October 2008 until July 2015, Mr. Groh served as General Manager of Business Development of Wistron as a contractor and oversaw the growth of Wistron’s smartphone business where he was successful in securing over $7 billion in contacts. From 2005 until 2008, Mr. Groh provided consulting services to a number of high tech companies in Canada and the United States. Prior to working with Wistron, Mr. Groh founded and served as CEO of Xplore Technologies Corp. from 1995 to September 2005, a global rugged tablet provider, and Mr. Groh spearheaded Xplore’s initial public offering and acquisitions, raising more than $70 million in funding. From 1986 to 1995, Mr. Groh founded and served as the CEO of Telular Canada, an innovative wireless data company with patented rights from its U.S. counterpart, Telular Corporation. Mr. Groh led Telular Canada’s $18 million initial public offering in 1992 and acquisition of 20% of Telular Corporation that had a $40 million market cap at the time. Less than one year after the acquisition, Telular Corporation conducted its initial public offering as a $400 million market cap company. From 1985 until 1989, Mr. Groh was the Founder and CEO of Roadway Communications, one of Canada’s first cellular phone dealers.

20

Richard Perley. Mr. Perley, 56, in addition to serving as the Company’s Chief Marketing Officer, served as Private AYRO’s contracted Chief Marketing Officer from September 2019 until the closing of the Merger, and previously from October 2018 through April 2019. Mr. Perley is an experienced technology executive and entrepreneur who has led successful marketing, product management, business development and operational teams over a thirty-two-year career. He has extensive experience in high-growth, early-stage technology/innovation companies in the consumer, commercial, industrial and government sectors. From February 2018 through August 2018, and from May 2019 through August 2019, Mr. Perley founded and was a managing director and Chief Marketing Officer of PerlTek, a technology consulting firm providing marketing, product management and business development services to a range of companies from the healthcare, cybersecurity and blockchain industries. From September 2015 to January 2018, Mr. Perley served as Vice President, Business Development for Wistron Corporation. Mr. Perley helped create Wistron’s smart product business development operations in North America where major account customer acquisition opportunities expanded by 20 times during Mr. Perley’s employment. From September 2015 to January 2018, Mr. Perley was Chief Marketing Officer and Managing Partner of Kinetex, LLC, an integrated product marketing, launch, sales and strategic planning accelerator for B2B and B2C companies in North America and Western Europe he co-founded. Prior to Kinetex, Mr. Perley served as VP of Marketing and Services for Augmentix and Xplore Technologies (co-founder), both rugged field computing companies. He was instrumental in driving accelerated product, market and revenue growth for both organizations which ultimately were successfully sold to larger entities. Mr. Perley was also a Director at Motorola where he led wireline marketing and sales team. He has an honors Business Degree from McMaster University, Ontario Canada.

Compensation Philosophy and Process

The responsibility for establishing, administering and interpreting our policies governing the compensation and benefits for our executive officers lies with our senior management, subject to the review and approval of our Board. Our Board has retained the services of Streeter Wyatt, a compensation consultant that advises boards and companies on the proper structure and levels of executive and board member compensation

The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our size and available resources. In 2021, we designed our executive compensation program to achieve the following objectives:

●	attract and retain executives experienced in developing and delivering products such as our own;
●	motivate and reward executives whose experience and skills are critical to our success;
●	reward performance; and
●	align the interests of our executive officers and other key employees with those of our stockholders by motivating our executive officers and other key employees to increase stockholder value.

Summary Compensation Table

The following table sets forth all compensation earned, in all capacities, during the fiscal years ended December 31, 2020 and 2019 by the Company’s named (i) former Chief Executive Officer and (ii) the two most highly compensated former executive officers other than the former Chief Executive Officer who were serving as an executive officer at the end of the 2020 fiscal year and whose salary, as determined by Regulation S-K, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Grants ($) (1)	All Other Compensation ($)	Total ($)
Spencer Richardson(2)	2020	149,989	-	38,125	3,600	188,114
Former Chief Executive Officer	2019	299,010	75,000	106,722	-	480,732
David Newman (2)	2020	162,489	-	38,125	-	200,614
Former Chief Business Development Officer	2019	299,010	75,000	106,722	-	480,732
Richard Perley (3)	2020	118,904	29,726	129,290	-	277,920
Chief Marketing Officer
Rod Keller (3)	2020	148,630	74,315	5,408,408	-	5,631,353
Former Chief Executive Officer
Curtis Smith (3)	2020	118,904	29,726	391,243	-	539,873
Chief Financial Officer
Brian Groh (3)	2020	118,904	29,726	129,290	-	277,920
Chief of Business Development

(1)	The dollar amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions underlying the determination of fair value of the awards are set forth in Note 11 the financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2021, as amended.
(2)	Resigned effective May 28, 2020 in connection with the closing of the Merger.
(3)	Appointed as an officer of the Company in connection with the consummation of the Merger on May 28, 2020. Compensation paid by Private AYRO prior to the closing of the merger is not reflected in the Summary Compensation Table.

21

Narrative Disclosure to Summary Compensation Table

Private AYRO had entered into employment agreements with each of Mr. Keller and Mr. Smith. Pursuant to the Merger Agreement, as a condition to the closing of the Merger, immediately prior to the effective time of the Merger, (i) the employment agreement between Private AYRO and Mr. Keller then in effect was terminated, and DropCar entered into a new executive employment agreement with Mr. Keller, effective upon completion of the Merger, and (ii) Private AYRO entered into an amendment to the current executive employment agreement with Mr. Smith, effective upon completion of the Merger.

Each of Mr. Groh and Mr. Perley provided services as a contractor to Private AYRO pursuant to an independent contractor agreement Private AYRO entered into with the respective entity controlled by Mr. Groh and Mr. Perley.

The material terms of the employment agreements and the independent contractor agreements with the named executive officers of Private AYRO are summarized below.

Executive Employment Agreements with Rodney C. Keller, Jr.

Keller Employment Agreement

Pursuant to the Merger Agreement, effective upon consummation of the Merger and as a condition to the closing of the Merger, immediately prior to the effective time of the Merger, we entered into an executive employment agreement with Mr. Keller (the “Keller Employment Agreement”). Pursuant to the Keller Employment Agreement, Mr. Keller agreed to serve as our chief executive officer and as a director for the one-year initial term commencing upon effective time of the Merger, which term shall be automatically renewed for a successive one-year term, unless earlier terminated by either party upon four months’ written notice or terminated otherwise as set forth in the new employment agreement. Mr. Keller agreed to also serve as one of our directors.

The Keller Employment Agreement provides that Mr. Keller is entitled to a base salary of $250,000, which may be increased at the discretion of the Board but may not be decreased without Mr. Keller’s consent. Mr. Keller is also eligible to receive for fiscal years during the term of his employment periodic bonuses up to 50% of his annual base salary upon achievement of target objectives and performance criteria, payable on or before March 15 of the fiscal year following the fiscal year to which the bonus relates. Except upon termination by us without cause or upon non-renewal, or by Mr. Keller for good reason, Mr. Keller shall be entitled to a bonus for a year, subject to achievement of the performance criteria, if he is employed by us as of December 31 for the year to which services to which the bonus applies were performed. Targets and performance criteria shall be established by the Board after consultation with Mr. Keller, but the evaluation of Mr. Keller’s performance shall be at the Board’s sole discretion.

As soon as administratively practicable after the closing date of the Merger, we agreed to grant Mr. Keller an award of 1,514,354 restricted stock units (giving effect to the Exchange Ratio and Reverse Split), equivalent to 5% of the issued and outstanding shares of Company common stock on a fully diluted basis, subject to the terms and conditions of our equity plan and form of restricted stock unit award agreement, which terms shall include (i) forfeiture of any unvested restricted stock units on termination of employment for any reason; and (ii) vesting of the restricted stock units as follows: (A) 33.33% will vest upon our receipt of purchase orders for at least 500 AYRO vehicles to be sold to Club Car in calendar year 2020 with specified quarterly targets, provided, that (1) on or before December 16, 2019, a definitive written agreement with respect to such purchase is executed, and at least $1,000,000 of the purchase has been received by us; (2) on the closing date of the Merger, Private AYRO secures borrowing based on a line of credit of $4,000,000 to support inventory purchase flow in line with the our 2020 budget; (3) the Merger closes on or before April 23, 2020 and we receives additional funding of at least $5,000,000 by the closing date of the Merger; (4) in the event the closing date of the Merger is after January 25, 2020, Private AYRO and the investors mutually agree on the earlier release of approved funding of at least $500,000; and (5) we receive additional funding from third parties of at least $1,500,000 on or before September 30, 2020; (B) an additional 33.33% on the date that, in addition to the conditions set forth in (A), we enter into a definitive written agreement with Club Car or Ingersoll Rand on or before May 31, 2020, that results in a minimum equity investment of $1,500,000, and publicly discloses such investment; and (C) the remainder on the date that we achieves a minimum average valuation of 25% higher for twenty out of the thirty calendar days following the end of the first full quarter after the closing date of the Merger than our valuation on the date of the Merger, provided that the conditions set forth in (A) have been achieved by such date.

22

On September 29, 2020, we entered into an amendment with Mr. Keller (the “Keller Amendment”) to the Keller Employment Agreement. The Keller Amendment (i) changed the form of certain equity awards from restricted stock units to shares of our restricted common stock, (ii) modified certain vesting conditions that apply to the restricted stock award as described in the Keller Employment Agreement and (iii) reduced the number of shares of restricted stock to be granted to Mr. Keller by the number of stock options to be granted to him by us contemporaneously with the Keller Amendment. Pursuant to the Keller Amendment, on September 29, 2020, we granted Mr. Keller 651,250 shares of restricted stock and options to purchase 459,468 shares of common stock at an exercise price of $3.17 per share. One-third of the shares underlying the options will vest on the first anniversary of the date of grant, and the remaining optioned shares will vest in twenty-four substantially equal monthly installments on each of the next twenty-four monthly anniversaries of the initial vesting date, provided that Mr. Keller has remained continuously employed by or has been providing services to us through the applicable vesting date.

We may terminate Mr. Keller’s employment for cause at any time after providing written notice to Mr. Keller, and without cause with thirty days’ written notice. Mr. Keller may terminate his employment without good reason at any time upon thirty days’ written notice or with good reason, which requires delivery of a notice of termination within ninety days after Mr. Keller first learns of the existence of the circumstances giving rise to good reason, and failure of the combined company to cure the circumstances giving rise to the good reason within thirty days following delivery of such notice.

If we terminate Mr. Keller’s employment for cause or if Mr. Keller resigns, Mr. Keller shall receive, within thirty days of such termination, any accrued but unpaid base salary and expenses required to be reimbursed, and all vested outstanding stock options will remain exercisable until the earlier of expiration of the option’s term or the date that is two years following the termination.

If Mr. Keller’s employment is terminated due to his death or disability, Mr. Keller or his estate will receive the accrued obligation Mr. Keller would have received upon termination by us for cause or by Mr. Keller by resignation, and any earned, but unpaid, bonus for services rendered during the year preceding the date of termination.

If we terminate Mr. Keller’s employment without cause or upon non-renewal or by Mr. Keller for good reason, Mr. Keller is entitled to receive the accrued obligation Mr. Keller would have received upon termination by us for cause or by Mr. Keller by resignation, and any earned, but unpaid, bonus for services rendered during the year preceding the date of termination. In addition, subject to compliance with the restrictive covenants set forth in the Keller Employment Agreement and the execution of a release of claims, we will pay the following severance payments and benefits: (1) an amount equal to twelve months’ base salary, payable in equal monthly installments over a twelve-month severance period; (2) an amount equal to the greater of (x) the most recent annual bonus earned by Mr. Keller, (y) the average of the immediately preceding two year’s annual bonuses earned by Mr. Keller, or (z) if Mr. Keller’s termination of employment occurs during the first calendar year of the initial employment term before any annual bonus for a full twelve-month period of service has been paid, then the target bonus Mr. Keller is eligible for under the employment agreement; provided that no bonus amount shall be payable if the bonuses for the year of termination are subject to achievement of performance goals and such performance goals are not achieved by the combined company for such year; provided further that the bonus amount shall be paid at the same time bonuses would be payable under the employment agreement as if Mr. Keller was actively employed; (3) all outstanding stock options and restricted stock unit awards granted shall be fully and immediately vested, to the extent not previously vested and shares with respect to the restricted stock unit awards that become vested under the employment agreement shall be delivered within ten days of termination; and (4) continued healthcare coverage under the group health plan at the same cost, if any, imposed on our active employees, until the earlier of (x) the expiration of the severance period or (y) the date Consolidated Omnibus Budget Reconciliation Act of 1986 coverage terminates or expires.

If we terminate Mr. Keller’s employment without cause or upon non-renewal or by Mr. Keller for good reason in connection with or within 24 months following a change in control (as defined in our 2020 Long-Term Incentive Plan), Mr. Keller shall receive the severance payments and benefits he would receive in the event that we terminate Mr. Keller’s employment without cause or upon non-renewal or by Mr. Keller for good reason set forth above, but instead of twelve months’ base salary, Mr. Keller will receive twenty-four months’ base salary over a twelve-month severance period and double the bonus amount he would have received without change in control.

23

The Keller Employment Agreement also contains certain standard noncompetition, non-solicitation, non-disparagement, confidentiality, and assignment of inventions requirements for Mr. Keller.

Resignation of Chief Executive Officer and President

On September 21, 2021 (the “Resignation Date”), Mr. Keller tendered his resignation from his roles as an officer, employee and director of the Company, effective immediately. Mr. Keller’s resignation from the Board was not in connection with any disagreement between Mr. Keller and the Company, its management, the Board or any committee of the Board on any matter relating to the Company’s operations, policies or practices, or any other matter.

Voluntary Separation Agreement, Release and Consulting Agreement.

On September 21, 2021, in connection with Mr. Keller’s resignation, the Company and Mr. Keller entered into a Voluntary Separation Agreement, Release and Consulting Agreement, dated September 20, 2021 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Keller will perform certain consultant services for the Company pertaining to matters and business of the Company for a period of not less than one month and not more than three months, depending on the employment status of Mr. Keller during such period (the “Consultancy Period”). During the Consultancy Period, Mr. Keller will be entitled to receive (i) a base salary of $20,833.30 per month, representing Mr. Keller’s base salary prior to the Resignation Date, (ii) a cash separation payment in the amount of $650,000.00, less applicable tax deductions and withholdings (the “Separation Payment”), with $312,500.00 of the Separation Payment payable within 14 days of the Resignation Date, subject to certain conditions being met, and the remainder being payable within 30 days of the last day of the Consultancy Period, and (iii) reimbursement for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Mr. Keller, his spouse and dependents for a period of up to 18 months following the Resignation Date, provided that Mr. Keller has not obtained subsequent employment with comparable or better medical, vision and dental coverage. The Separation Agreement provides Mr. Keller the opportunity to revoke his acceptance of the Separation Agreement within eight calendar days of the Resignation Date, in which case the Separation Agreement shall not be effective and shall be deemed void.

In exchange for the consideration provided to Mr. Keller in the Separation Agreement, Mr. Keller and the Company have agreed to mutually waive and release any claims in connection with Mr. Keller’s employment, separation and resignation from the Company.

In connection with the execution of the Separation Agreement, Mr. Keller’s existing executive employment agreement, as amended (the “Prior Employment Agreement”), was terminated; provided, however, that certain surviving customary confidentiality provisions and restrictive covenants remain in full force and effect. The Separation Agreement also provides for certain customary covenants regarding confidentiality and non-disparagement.

Pursuant to Mr. Keller’s Prior Employment Agreement, all of his outstanding stock options and awarded shares will be delivered by the Company within ten days of the Resignation Date, to the extent such awards have not previously vested; provided, however that Mr. Keller has not exercised any revocation rights prior to the payment being due.

Executive Employment Agreement with Curtis Smith

Pre-Merger Smith Employment Agreement

Pursuant to his employment agreement, effective March 8, 2018, and to subsequent actions by Private AYRO’s board of directors, Curtis E. Smith was entitled to a base salary of $200,000 and a target annual bonus in the amount of 25% of his annual base salary. The target annual bonus was based on Mr. Smith’s performance, as determined by Private AYRO’s board of directors in its sole discretion, against fundamental corporate and/or individual objectives to be determined by Private AYRO’s board of directors. Mr. Smith was eligible to participate in the Private AYRO Equity Plan (as defined below), subject to the discretion of Private AYRO’s board of directors, if and when the board of directors determined to make a grant to him. Pursuant to Mr. Smith’s employment agreement, as consideration for entering into the employment agreement, Private AYRO granted nonqualified options to acquire 109,072 shares of Private AYRO common stock (giving effect to the Exchange Ratio and Reverse Split) with an exercise price of $2.446 in March 2018.

Smith Employment Agreement Amendment

On May 28, 2020, immediately prior to the effective time of the Merger, Private AYRO entered into an amendment to its executive employment agreement with Mr. Smith (the “Smith Amendment”). The Smith Amendment provides that if Mr. Smith’s employment is terminated upon either party’s failure to renew or by Mr. Smith without good reason, then all of Mr. Smith’s vested, outstanding stock options will remain exercisable until the earlier of the expiration of the option’s term or the date that is two years following the termination. The Smith Amendment further provides that if Mr. Smith’s employment is terminated by Private AYRO without cause or by Mr. Smith for good reason, then all outstanding equity awards granted to Mr. Smith pursuant to his employment agreement shall be fully and immediately vested, to the extent not previously vested, and all of his then vested, outstanding stock options shall remain exercisable until the earlier of the expiration of the options’ term or the date that is two years following termination. On September 29, 2020, Mr. Smith was awarded options to purchase 169,906 shares of our common stock, at an exercise price of $3.17 per share. One-third of the shares underlying the options vest on the first anniversary of the date of grant, and the remaining optioned shares vest in twenty-four substantially equal monthly installments on each of the next twenty-four monthly anniversaries of the initial vesting date, provided that Mr. Smith has remained continuously employed by or has been providing services to us through the applicable vesting date.

Independent Contractor Agreement with Brian Groh

Private AYRO and 2196005 Ontario, Inc., an Ontario corporation owned and controlled by Mr. Groh (the “Groh Entity”), entered into an independent contractor agreement on September 16, 2019. Pursuant to the agreement, the Groh Entity agreed to provide services as chief of business development for a term of 12 months, which has been renewed by the parties each year.

Private AYRO initially paid the Groh Entity $8,333 per month, based on 50% normal business hours utilization, upon receipt of invoice, which was later increased to $16,667 per month on October 1, 2019 when Mr. Groh became a full-time associate. Such amount may have been increased or decreased based on actual hours worked. Private AYRO was to pay to the Groh Entity quarterly management by objectives (“MBO”) targeted at $12,500 per quarter, based on MBOs mutually agreed upon by the parties, payment of which was scheduled to commence after the completion of the Merger. The Groh Entity was also eligible to participate in a commission pooling plan with the other sales team participants. Pursuant to the independent contractor agreement, Private AYRO granted Mr. Groh options to purchase 54,536 shares of Private AYRO common stock pursuant to the Private AYRO Equity Plan (as defined below).

Either the Groh Entity or Private AYRO may have terminated the independent contractor agreement at any time and for any reason with 90 days’ advance written notice.

24

If Private AYRO terminated the contract for cause or the Groh Entity terminated the contract without good reason, the Groh Entity would have received its earned fees, commissions and quarterly MBO payment. If the contract was terminated by the Groh Entity for good reason or by Private AYRO without cause, the Groh Entity would have received its earned fees, commissions and quarterly MBO payment and continued payments of fees, quarterly MBO payment and commissions owned based on the mutually agreed commission plan for six months following their termination date in an aggregate amount equal to the greater of (1) the Groh Entity’s monthly fees, quarterly MBO and qualifying commissions for the year in which the termination date occurs, or (2) the Groh Entity’s monthly fees, quarterly MBO and qualifying commissions averaged for 6 months prior to the termination date. In addition, pursuant to the option award agreements executed upon each option grant made to Mr. Groh, upon termination by Private AYRO not for cause (as defined in such option agreements), Mr. Groh may have exercised the options vested as of the date of his termination by the earlier of (i) the date that was 3 months following Mr. Groh’s termination or (ii) the expiration date (unless being exercised by his estate).

The agreement also contained certain standard non-solicitation, confidentiality, indemnification and assignment of work products.

On September 29, 2020, Mr. Groh was awarded options to purchase 56,147 shares of our common stock.at an exercise price of $3.17 per share. One-third of the shares underlying the options will vest on the first anniversary of the date of grant, and the remaining optioned shares will vest in twenty-four substantially equal monthly installments on each of the next twenty-four monthly anniversaries of the initial vesting date, provided that Mr. Groh has remained continuously employed by or has been providing services to us through the applicable vesting date.

Independent Contractor Agreement with Richard Perley

On September 9, 2019, Private AYRO appointed Mr. Perley as Chief Marketing Officer. Private AYRO initially paid Mr. Perley $8,333 per month, based on 50% normal business hours utilization, upon receipt of invoice, which was later increased to $16,667 per month on October 1, 2019 when Mr. Perley became a full-time associate. Such amount may have been increased or decreased based on actual hours worked. Private AYRO was to pay Mr. Perley quarterly MBO targeted at $12,500 per quarter, based on MBOs mutually agreed upon by the parties, payment of which will commence after the completion of the Merger. Mr. Perley was also eligible to participate in a commission pooling plan with the other sales team participants. Pursuant to the independent contractor agreement, Private AYRO granted Mr. Perley options to purchase 54,536 shares of Private AYRO common stock pursuant to the Private AYRO Equity Plan (as defined below), with such share numbers giving effect to the Exchange Ratio and Reverse Split.

Either Mr. Perley or Private AYRO may have terminated the independent contractor agreement at any time and for any reason with 90 days’ advance written notice.

If Private AYRO terminated the contract for cause or if Mr. Perley terminated the contract without good reason, Mr. Perley would have received his earned fees, commissions and quarterly MBO payment. If the contract was terminated by Mr. Perley for good reason or by Private AYRO without cause, Mr. Perley would have received his earned fees, commissions and quarterly MBO payment and continued payments of fees, quarterly MBO payment and commissions owned based on the mutually agreed commission plan for six months following their termination date in an aggregate amount equal to the greater of (1) Mr. Perley’s monthly fees, quarterly MBO and qualifying commissions for the year in which the termination date occurred, or (2) Mr. Perley’s monthly fees, quarterly MBO and qualifying commissions averaged for 6 months prior to the termination date. In addition, pursuant to the option award agreements executed upon each option grant made to Mr. Perley, upon termination by Private AYRO not for cause (as defined in such option agreements), Mr. Perley may have exercised the options vested as of the date of his termination by the earlier of (i) the date that was 3 months following Mr. Perley’s termination or (ii) the expiration date (unless being exercised by his estate).

The agreement also contained certain standard non-solicitation, confidentiality, indemnification and assignment of work products.

25

On September 29, 2020, Mr. Perley was awarded options to purchase 56,147 shares of our common stock.at an exercise price of $3.17 per share. One-third of the shares underlying the options will vest on the first anniversary of the date of grant, and the remaining optioned shares will vest in twenty-four substantially equal monthly installments on each of the next twenty-four monthly anniversaries of the initial vesting date, provided that Mr. Perley has remained continuously employed by or has been providing services to us through the applicable vesting date.

Employment Agreement with Spencer Richardson

In connection with the 2018 Merger, DropCar entered into an employment agreement with Mr. Richardson pursuant to which he served as DropCar’s Chief Executive Officer until his resignation at the effective time of the Merger. The employment agreement provided for an initial term of three (3) years with automatic one (1) year renewals. The employment agreement provided for the following cash-based compensation: (a) an annual base salary equal to $275,000, subject to a 10% increase per year; (b) a bonus payment of $250,000 in connection with the closing of the 2018 Merger; (c) quarterly bonuses of at least $12,500; (d) milestone bonus payments based on DropCar’s achievement of certain specified milestones; and (e) allowances for automobile, medical and dental.

Mr. Richardson was also entitled to annual option grants equivalent to 1% of the outstanding shares of DropCar. Subject to continued employment through each vesting date, these annual grants would vest and become exercisable with respect to 1/8th of the shares on each 90th day following the date of grant; provided that all options would vest on a change of control of DropCar. In addition to annual option grants, Mr. Richardson was eligible to receive additional option grants based on DropCar’s achievement of certain specified milestones.

In the event that Mr. Richardson’s employment with DropCar was terminated (a) by DropCar without “cause” (including as a result of death or disability) following the end of the initial term, (b) by Mr. Richardson for “good reason”, or (c) due to non-renewal of the initial term by DropCar, then DropCar would pay or provide (x) 24 months’ of salary continuation, (y) $100,000 (such amount representing the guaranteed quarterly bonus for 24 months), and (z) to the extent unvested, full acceleration of the vesting of any outstanding options.

In addition, Mr. Richardson entered into a non-solicitation and non-competition agreement that applies during the term of employment and for 12 months thereafter.

At the effective time of the Merger, Mr. Richardson tendered his resignation from his positions as officer and director of DropCar. Pursuant to (i) Section 3(e) of an employment agreement, dated as of September 6, 2017, by and between DropCar and Mr. Richardson, on January 30, 2020, Mr. Richardson was entitled to receive a grant of options to purchase shares of DropCar’s stock in an amount equal to 1% of the then-outstanding shares of Company common stock on a fully diluted basis (which would have been equal to options to purchase 25,140 shares). Such grant was not issued due to a lack of shares available for issuance pursuant to DropCar’s Amended and Restated 2014 Equity Incentive Plan. Following approval of the AYRO, Inc. 2020 Long-Term Incentive Plan by the stockholders of DropCar and prior to the consummation of the Merger and in lieu of the January 30, 2020 options at the request of Mr. Richardson, DropCar issued to Mr. Richardson a grant of 12,500 restricted shares. Such shares were granted pursuant to an exemption from registration pursuant to Rule 506(b) of Regulation D.

Employment Agreement with David Newman

In connection with the 2018 Merger, DropCar entered into an employment agreement with Mr. Newman pursuant to which he served as DropCar’s Chief Business Development Officer until his resignation at the effective time of the Merger. The employment agreement provided for an initial term of three (3) years with automatic one (1) year renewals. The employment agreement provided for the following cash-based compensation: (a) an annual base salary equal to $275,000, subject to a 10% increase per year; (b) a bonus payment of $250,000 in connection with the closing of the 2018 Merger; (c) quarterly bonuses of at least $12,500; (d) milestone bonus payments based on DropCar’s achievement of certain specified milestones; and (e) allowances for automobile, medical and dental.

Mr. Newman was also entitled to annual option grants equivalent to 1% of the outstanding shares of DropCar. Subject to continued employment through each vesting date, these annual grants would vest and become exercisable with respect to 1/8th of the shares on each 90th day following the date of grant; provided that all options would vest on a change of control of DropCar. In addition to annual option grants, Mr. Newman was eligible to receive additional option grants based on DropCar’s achievement of certain specified milestones.

26

In the event that Mr. Newman’s employment with DropCar was terminated (a) by DropCar without “cause” (including as a result of death or disability) following the end of the initial term, (b) by Mr. Newman for “good reason”, or (c) due to non-renewal of the initial term by DropCar, then DropCar would pay or provide (x) 24 months’ of salary continuation, (y) $100,000 (such amount representing the guaranteed quarterly bonus for 24 months), and (z) to the extent unvested, full acceleration of the vesting of any outstanding options.

In addition, Newman entered into a non-solicitation and non-competition agreement that applied during the term of employment and for 12 months thereafter.

At the effective time of the Merger, Mr. Newman tendered his resignation from his positions as officer and director of DropCar. His resignation did not contain any statements describing disagreements with DropCar related to its operations, policies or practices, nor did any disagreements lead to his resignation. Pursuant to (i) Section 3(e) of an employment agreement, dated as of September 6, 2017, by and between DropCar and Mr. Newman, on January 30, 2020, Mr. Newman was entitled to receive a grant of options to purchase shares of DropCar’s stock in an amount equal to 1% of the then-outstanding shares of Company common stock on a fully diluted basis (which would have been equal to options to purchase 25,140 shares). Such grant was not issued due to a lack of shares available for issuance pursuant to DropCar’s Amended and Restated 2014 Equity Incentive Plan. Following approval of the AYRO, Inc. 2020 Long-Term Incentive Plan by the stockholders of DropCar and prior to the consummation of the Merger and in lieu of the January 30, 2020 options at the request of Mr. Newman, DropCar issued to Mr. Newman a grant of 12,500 restricted shares. Such shares were granted pursuant to an exemption from registration pursuant to Rule 506(b) of Regulation D.

Equity Compensation

AYRO, Inc. 2020 Long-Term Incentive Plan

On April 21, 2020, our Board adopted the AYRO, Inc. 2020 Long-Term Incentive Plan (the “Plan”), subject to stockholder approval, which was obtained on May 28, 2020. Our outside directors and our employees, including the principal executive officer, principal financial officer and other named executive officers, and certain contractors are all eligible to participate in the Plan. The Plan was amended by stockholder vote on November 9, 2020 to increase the total number of shares of our common stock authorized for issuance under the Plan to 4,089,650 shares.

Purpose. The purpose of the Plan is to enable us to remain competitive and innovative in our ability to attract and retain the services of key employees, key contractors, and non-employee directors of the Company or any of our subsidiaries. The Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of our common stock. The Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of our key employees, key contractors, and non-employee directors to a changing business environment, after giving due consideration to competitive conditions and the impact of applicable tax laws.

Effective Date and Expiration. The Plan was approved by our Board on April 21, 2020 (the “Effective Date”), subject to the Plan’s approval by our stockholders. The Plan will terminate on the tenth anniversary of the Effective Date, unless sooner terminated by our Board. No award may be made under the Plan after its termination date, but awards made prior to the termination date may extend beyond that date in accordance with their terms.

Share Authorization. Subject to certain adjustments, the maximum number of shares of our common stock that may be issued pursuant to awards under the Plan is 4,089,650 shares, 100% of which may be delivered as incentive stock options.

27

Shares to be issued may be made available from authorized but unissued shares of our common stock, shares held by us in our treasury, or shares purchased by us on the open market or otherwise. During the term of the Plan, we will at all times reserve and keep enough shares available to satisfy the requirements of the Plan. If an award under the Plan is cancelled, forfeited, or expires, in whole or in part, the shares subject to such forfeited, expired, or cancelled award may again be awarded under the Plan. In the event that previously acquired shares are delivered to us in full or partial payment of the option price upon the exercise of a stock option or other award granted under the Plan, the number of shares available for future awards under the Plan shall be reduced only by the net number of shares issued upon the exercise of the stock option or settlement of an award. Awards that may be satisfied either by the issuance of common stock or by cash or other consideration shall be counted against the maximum number of shares that may be issued under the Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares. An award will not reduce the number of shares that may be issued pursuant to the Plan if the settlement of the award will not require the issuance of shares, as, for example, a stock appreciation right that can be satisfied only by the payment of cash. Only shares forfeited back to us; shares cancelled on account of termination, expiration, or lapse of an award; shares surrendered in payment of the option price of an option; or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of a stock option shall again be available for grant as incentive stock options under the Plan, but shall not increase the maximum number of shares described above as the maximum number of shares that may be delivered pursuant to incentive stock options.

Administration. The Plan shall be administered by our Board or such committee of the Board as it designated by it to administer the Plan (the “Committee”). At any time there is no Committee to administer the Plan, any reference to the Committee is a reference to the Board. The Committee will determine the persons to whom awards are to be made; determine the type, size, and terms of awards; interpret the Plan; establish and revise rules and regulations relating to the Plan; establish performance goals for awards and certify the extent of their achievement; and make any other determinations that it believes are necessary for the administration of the Plan. The Committee may delegate certain of its duties to one or more of our officers as provided in the Plan.

Eligibility. Employees (including any employee who is also a director or an officer), contractors, and non-employee directors of the Company or any of our subsidiaries, whose judgment, initiative, and efforts contributed to or may be expected to contribute to our successful performance, are eligible to participate in the Plan. As of the record date, we had 25 employees, 3 contractors, and 6 non-employee directors who would be eligible for awards under the Plan.

Stock Options. The Committee may grant either incentive stock options (“ISOs”) qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, provided that only employees of the Company and our subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive ISOs. Stock options may not be granted with an option price less than 100% of the fair market value of a share of common stock on the date the stock option is granted. If an ISO is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock (or of any parent or subsidiary), the option price shall be at least 110% of the fair market value of a share of common stock on the date of grant. The Committee will determine the terms of each stock option at the time of grant, including, without limitation, the methods by or forms in which shares will be delivered to participants or registered in their names. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding 10 years or, in the case of an ISO granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock (or of any parent or subsidiary), a term exceeding five years.

Recipients of stock options may pay the option price (i) in cash, check, bank draft, or money order payable to the order of the Company; (ii) by delivering to us shares of common stock (included restricted stock) already owned by the participant having a fair market value equal to the aggregate option price and that the participant has not acquired from us within six months prior to the exercise date; (iii) by delivering to us or our designated agent an executed irrevocable option exercise form, together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to us, to sell certain of the shares purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to us the amount of sale or loan proceeds necessary to pay the purchase price; (iv) by requesting us to withhold the number of shares otherwise deliverable upon exercise of the stock option by the number of shares having an aggregate fair market value equal to the aggregate option price at the time of exercise (i.e., a cashless net exercise); and (v) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

28

Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights (“SARs”) as a stand-alone award (or freestanding SARs) or in conjunction with options granted under the Plan (or tandem SARs). SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of our common stock on the date of grant. The grant price of a SAR cannot be less than 100% of the fair market value of a share of our common stock on the date of grant. The Committee will determine the terms of each SAR award at the time of the grant, including, without limitation, the methods by or forms in which shares will be delivered to participants or registered in their names. The maximum term of each SAR award, the times at which each SAR award will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Committee, except that no freestanding SAR may have a term exceeding 10 years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR. Distributions to the recipient may be made in common stock, cash, or a combination of both as determined by the Committee.

Restricted Stock and Restricted Stock Units. The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock consists of shares of our common stock that may not be sold, assigned, transferred, pledged, hypothecated, encumbered, or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of the restricted period as specified by the Committee. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include a substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made; the number of shares or units to be granted; the price to be paid, if any; the time or times within which the shares covered by such grants will be subject to forfeiture; the time or times at which the restrictions will terminate; and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with us, the passage of time, or other restrictions or conditions. Except as otherwise provided in the Plan or the applicable award agreement, a participant shall have, with respect to shares of restricted stock, all of the rights of a stockholder of the Company holding the class of common stock that is the subject of the restricted stock, including, if applicable, the right to vote the common stock and the right to receive any dividends thereon.

Dividend Equivalent Rights. The Committee is authorized to grant a dividend equivalent right to any participant, either as a component of another award or as a separate award, conferring upon the participant the right to receive credits based on the cash dividends that would have been paid on the shares of common stock specified in the award as if such shares were held by the participant. The terms and conditions of the dividend equivalent right shall be specified in the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares. Any such reinvestment shall be at the fair market value at the time thereof. A dividend equivalent right may be settled in cash, shares, or a combination thereof.

Performance Awards. The Committee may grant performance awards payable at the end of a specified performance period in cash, shares of common stock, units, or other rights based upon, payable in, or otherwise related to our common stock. Payment will be contingent upon achieving pre-established performance goals (as described below) by the end of the applicable performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance. In certain circumstances, the Committee may, in its discretion, determine that the amount payable with respect to certain performance awards will be reduced from the maximum amount of any potential awards. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in our business, operations, corporate structure, or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

29

Performance Goals. Awards of restricted stock, restricted stock units, performance awards, and other awards under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria which shall consist of one or more or any combination of the following criteria (“Performance Criteria”): cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality, or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational, or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions; sales growth; price of the shares; return on assets, equity, or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders. Any Performance Criteria may be used to measure our performance as a whole or of any of our business units and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) events that are of an unusual nature or indicate infrequency of occurrence, (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; (iv) the effect of a merger or acquisition, as identified in our quarterly and annual earnings releases; or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with our financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award, which is consistently applied and identified in the Company’s audited financial statements, including in footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.

Other Awards. The Committee may grant other forms of awards, based upon, payable in, or that otherwise relate to, in whole or in part, shares of our common stock, if the Committee determines that such other form of award is consistent with the purpose and restrictions of the Plan. The terms and conditions of such other form of award shall be specified in the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified in the grant.

Vesting, Forfeiture and Recoupment, Assignment. The Committee, in its sole discretion, may determine that an award will be immediately vested, in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested.

The Committee may impose on any award at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of such awards. Except as otherwise determined by the Committee, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period. In addition, we may recoup all or any portion of any shares or cash paid to a participant in connection with any award in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, as such policy may be approved or modified by our Board from time to time.

Awards granted under the Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit transfers of nonqualified stock options or SARs to (i) the spouse (or former spouse), children, or grandchildren of the participant (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership in which the only partners are (a) such Immediate Family Members and/or (b) entities which are controlled by the participant and/or his or her Immediate Family Members; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision; or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such nonqualified stock options or SARs are granted must be approved by the Committee and must expressly provide for such transferability, and (z) subsequent transfers of transferred nonqualified stock options or SARs shall be prohibited except those by will or the laws of descent and distribution.

30

Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, shares of our common stock, other securities or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event: (i) the number of shares and type of common stock (or the securities or property) which thereafter may be made the subject of awards; (ii) the number of shares and type of common stock (or other securities or property) subject to outstanding awards; (iii) the number of shares and type of common stock (or other securities or property) specified as the annual per-participant limitation under the Plan; (iv) the option price of each outstanding stock option; (v) the amount, if any, we pay for forfeited shares in accordance with the terms of the Plan; and (vi) the number of or exercise price of shares then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of our issued and outstanding shares of common stock in each instance shall remain subject to exercise at the same aggregate exercise price; provided, however, that the number of shares of common stock (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any stock option to violate Section 422 or Section 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which we are subject.

Amendment or Discontinuance of the Plan. Our Board may, at any time and from time to time, without the consent of participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that (i) no amendment that requires stockholder approval in order for the Plan and any awards under the Plan to continue to comply with Sections 421 and 422 of the Code (including any successors to such sections or other applicable law) or any applicable requirements of any securities exchange or inter-dealer quotation system on which our stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of our stockholders entitled to vote on the amendment; and (ii) unless required by law, no action by our Board regarding amendment or discontinuance of the Plan may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding awards under the Plan without the consent of the affected participant.

On May 28, 2020, in connection with the closing of the Merger, the Board awarded 12,500 fully vested shares of restricted stock to each of Spencer Richardson and David Newman.

On September 29, 2020, the Board awarded the following options to the named executive officers. The options granted are to be vested quarterly over three years with a one-year cliff.

Named Executive Officer	Number of Shares	Exercise Price
Curtis Smith	169,906	$3.17
Brian Groh	56,147	$3.17
Richard Perley	56,147	$3.17

On September 29, 2020, the Board awarded 459,486 options to Rodney Keller. The options have an exercise price of $3.17 per share and vest one-third on December 4, 2020, one-third on December 4, 2021 and one-third on December 4, 2022.

On December 4, 2020, the Board awarded 651,250 shares of restricted common stock to Rodney Keller. One-third of the shares vest on May 28, 2021 and one-third of the shares vest on December 4, 2021, one-third of the shares vest on December 4, 2022.

31

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to all unexercised stock options and unvested shares of common stock outstanding owned by the named executive officers as of December 31, 2020.

Named Executive Officer or Director	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price	Option expiration date	Number of shares or units of stock that have not yet vested (#)	Market value of shares or units of stock that have not vested (#)
Rod Keller	272,680	(1)	-		$2.45	11/13/2027		$
President, Chief	20,451	(2)	-		2.45	11/13/2027
Executive Officer	10,908	(3)	-		2.45	12/1/2027
and Director	20,451	(4)	-		2.45	11/13/2028
	47,719	(5)	47,719		3.48	3/31/2029
	20,451	(6)	-		4.03	11/19/2029
	153,156	(7)	306,312		3.17	9/29/2030
							651,250		3,959,600
Curt Smith	90,894	(8)	18,178		2.45	3/12/2028
Chief Financial	27,268	(5)	27,268		3.48	3/31/2029
Officer	-		169,906	(10)	3.17	9/29/2030
Brian Groh	18,179	(9)	36,357		4.03	9/16/2029
Chief of Business Development	-		56,147	(10)	3.17	9/29/2030
Richard Perley	18,179	(9)	36,357		4.03	9/16/2029
Chief Marketing Officer	-		56,147	(10)	3.17	9/29/2030
Spencer Richardson	13,268	(11)	-		8.10	12/23/2028
Chief Executive Officer	9,907	(11)	-		11.60	1/30/2029
David Newman	23,176	(11)	-		8.10	12/23/2028
Chief Business Development Officer	9,907	(11)	-		11.60	1/30/2029

(1)	These options vest over three years, with one-sixth (1/6) of the options vesting every six months, commencing on the six-month anniversary of November 13, 2017.
(2)	These options vest over twelve months, with one-quarter (1/4) of the options vesting every three months, commencing on the three-month anniversary of November 13, 2017.
(3)	These options are 100% vested upon issuance on December 1, 2017.
(4)	These options vest over twelve months, with one-quarter (1/4) of the options vesting every three months, commencing on the three-month anniversary of November 13, 2018.
(5)	These options vest over three years, with one-sixth (1/6) of the options vesting every six months, commencing on the six-month anniversary of March 31, 2019.
(6)	These options vest over twelve months, with one-quarter (1/4) of the options vesting every three months, commencing on the three-month anniversary of November 13, 2018.
(7)	These options vest over three years, with one-third (1/3) of the options vesting on December 4, 2020, one-third (1/3) of the options vesting on December 4, 2021 and one-third (1/3) of the options vesting on December 4, 2022.
(8)	These options vest over three years, with one-sixth (1/6) of the options vesting every six months, commencing on the six-month anniversary of March 31, 2019.
(9)	These options vest over three years, with one-sixth (1/6) of the options vesting every six months, commencing on the six-month anniversary of September 30, 2019.
(10)	These options vest over three years, with one-third (1/3) of the options vesting on September 29, 2021 and one-twelfth (1/12) of the options vesting every three months thereafter.
(11)	These options vested fully at the effective time of the Merger on May 28, 2020.

Retirement Benefits

We do not currently have plans providing for the payment of retirement benefits to our officers or directors, other than as described under “Narrative Disclosure to Summary Compensation Table” above.

Change in Control Agreements

We do not currently have any change-of-control or severance agreements with any of our executive officers or directors, other than as described under “Narrative Disclosure to Summary Compensation Table” above. In the event of the termination of employment of the named executive officers, any and all unexercised stock options shall expire and no longer be exercisable after a specified time following the date of the termination, other than as described under “Narrative Disclosure to Summary Compensation Table” above.

32

Old AYRO Incentive Plans

AYRO, Inc. 2017 Long Term Incentive Plan (the “Private AYRO Equity Plan”)

Pursuant to the Merger Agreement, effective as of the effective time of the Merger, the Company assumed the Private AYRO Equity Plan, assuming all of Private AYRO’s rights and obligations with respect to the options issued thereunder. Immediately thereafter, the Company terminated the Private AYRO Equity Plan.

The Private AYRO Equity Plan, effective as of January 1, 2017, allowed for the granting of a variety of equity-based awards to provide Private AYRO with flexibility in attracting and retaining key employees, consultants, and nonemployee directors and to provide such persons with additional incentive opportunities designed to enhance Private AYRO’s profitable growth. Consequently, the Private AYRO Equity Plan primarily provided for the granting of incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units, stock appreciation rights, other stock-based awards, or a combination of the foregoing.

Authorized Shares. At inception, a total of 125,000 shares of Private AYRO common stock (without giving effect to the Exchange Ratio or the Reverse Split) that occurred immediately after the effective time of the Merger, were authorized for issuance under the Private AYRO Equity Plan. The Private AYRO Equity Plan was amended from time to time to increase the maximum number of shares authorized for issuance under the Private AYRO Equity Plan. A total of 6,410,000 shares of common stock were authorized under the Private AYRO Equity Plan, without giving effect to the Exchange Ratio or the Reverse Split that occurred immediately after the effective time of the Merger.

Plan Administration. As permitted by the terms of the Private AYRO Equity Plan, the Private AYRO board of directors delegated administration of the Private AYRO Equity Plan to the compensation committee of Private AYRO’s board of directors (the “Private AYRO Committee”). As used herein with respect to the Private AYRO Equity Plan, the term “Private AYRO Committee” refers to any committee Private AYRO’s board of directors may have appointed to administer the Private AYRO Equity Plan as well as to the board of directors itself. Subject to the provisions of the Private AYRO Equity Plan, the Private AYRO Committee had the power to construe and interpret the Private AYRO Equity Plan and awards granted under it and to determine the persons to whom and the dates on which awards would have been granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may have been exercised, the exercise price, the type of consideration to have been paid, and the other terms and provisions of each award, which need not have been identical. All decisions, determinations and interpretations by the Private AYRO Committee regarding the Private AYRO Equity Plan and any awards granted under it were final, binding and conclusive on all participants or other persons claiming rights under the Private AYRO Equity Plan or any award.

Options. Options granted under the Private AYRO Equity Plan may (i) either have been “incentive stock options” within the meaning of Section 422 of the Code, or “nonqualified stock options,” and (ii) became exercisable in cumulative increments (“vest”) as determined by the Private AYRO Committee. Such increments may have been based on continued service to Private AYRO over a certain period of time, the occurrence of certain performance milestones, or other criteria as determined by the Committee. Options granted under the Private AYRO Equity Plan may have been subject to different vesting terms. The Private AYRO Committee generally had the power to accelerate the time during which an option may have vested or have been exercised. Options may not have had an exercise price per share of less than 100% (110% in the case of a participant who owned more than 10% of the combined voting power of Private AYRO or an affiliate (a “10% Stockholder”)) of the fair market value of a share of Private AYRO common stock on the date of grant or a term longer than ten years (five years in the case of a 10% Stockholder). To the extent provided by the terms of an option, a participant may have satisfied any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing Private AYRO to withhold a portion of the stock otherwise issuable to the participant upon exercise, or by such other method as may be set forth in the option agreement or authorized by the Private AYRO Committee. The treatment of options under the Private AYRO Equity Plan upon a participant’s termination of employment with or service to Private AYRO were set forth in the applicable award agreement, which typically provided that the options will terminate three months after a termination of employment or service. Incentive stock options are not transferable except by will or by the laws of descent and distribution, provided that a participant may designate a beneficiary who may exercise an option following the participant’s death. Non-qualified stock options are transferable to certain permitted transferees (as provided in the AYRO Equity Plan) to the extent included in the option award agreement.

33

Restricted Stock and Restricted Stock Unit Awards. Subject to certain limitations, the Private AYRO Committee was authorized to grant awards of restricted stock and restricted stock units, which were rights to receive shares of Private AYRO common stock or cash, as determined by the Private AYRO Committee and as set forth in the applicable award agreement, upon the settlement of the restricted stock units at the end of a specified time period. The Private AYRO Committee may have imposed any restrictions or conditions upon the vesting of restricted stock or restricted stock unit awards, or that delay the settlement of a restricted stock unit award after it vests, that the Private AYRO Committee deemed appropriate and in accordance with the requirements of Section 409A of the Code and the regulations and other authoritative guidance issued thereunder. Dividend equivalents may have been credited in respect of shares covered by a restricted stock or a restricted stock unit award, as determined by the Private AYRO Committee. At the discretion of the Private AYRO Committee, such dividend equivalents may have been converted into additional shares covered by restricted stock or restricted stock units, as applicable. If a restricted stock or restricted stock unit award recipient’s employment or service relationship with Private AYRO terminated, any unvested portion of the restricted stock or restricted stock unit award would be forfeited, unless the participant’s award agreement provided otherwise. Restricted stock and restricted stock unit awards are generally not transferable except (i) by will or by the laws of descent and distribution or (ii) to certain permitted transferee, to the extent provided in the award agreement.

Other Awards. Other awards permitted under the Private AYRO Equity Plan included stock appreciation rights, bonus stock, dividend equivalents, and other stock-based awards that were denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to Private AYRO common stock.

Certain Adjustments; Change in Control. In connection with any reorganization, recapitalization, reincorporation, reclassification, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, or other change in Private AYRO’s capital structure, the Private AYRO Committee would have appropriately adjusted the type(s), class(es) and number of shares of common stock subject to the Private AYRO Equity Plan (and the other share limits contained therein), and any outstanding awards would also be appropriately adjusted as to the type(s), class(es), number of shares and exercise price per share of common stock subject to such awards.

In the event of a “Change in Control” (as defined in the Private AYRO Equity Plan), the Private AYRO Committee would have approved, without the consent or approval of any participant, one or more of the following alternatives with respect to outstanding awards under the Private AYRO Equity Plan: (i) accelerate the time at which outstanding awards may be exercised, whether in full or in part, or for a limited period of time on or before a specified date after which date all unexercised awards and all rights of holders thereunder shall terminate; (ii) require the surrender of some or all of a participant’s outstanding awards, upon which such awards shall be cancelled and the participant shall receive an amount in cash equal to the positive difference, if any, between the underlying stock’s then current fair market value over the award’s exercise or purchase price, as applicable; or (iii) make such adjustments to outstanding awards as the Private AYRO Committee deemed appropriate to reflect such Change in Control. Any determination of the Private AYRO Committee with regard to any outstanding awards under the Private AYRO Equity Plan in connection with a Change in Control would be final, binding and conclusive.

Amendment, Termination. Private AYRO’s board of directors may have amended, altered, suspended, discontinued, or terminated the Private AYRO Equity Plan, provided that no such amendment would have adversely affected the rights of any participant without the participant’s consent.

Equity Compensation Plan Information

	Equity Compensation Plan Information
	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category:
Equity compensation plans approved by security holders: 2020 LTIP (Options and Restricted Stock)	1,959,787	$3.06	2,051,537
Equity compensation plans not approved by security holders: 2017 LTIP (Options) (2)	971,549	$2.83	—
Equity compensation plans approved by security holders: 2014 DropCar (Options)	61,440	$46.95	—
Other equity compensation plans not approved by security holders	—	—	—
Total	2,992,776		2,051,537

(1)	The weighted-average exercise price set forth in this column is calculated excluding outstanding restricted stock awards since recipients of such awards are not required to pay an exercise price to receive shares subject to these awards.

(2)	Represents shares of common stock deliverable upon exercise of options under the 2017 LTIP adopted by Private AYRO prior to the Merger.

34

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee assists the Board in its general oversight of the Company’s financial reporting processes. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee. During each fiscal year, the Audit Committee reviews the Company’s financial statements, management reports, internal control over financial reporting and audit matters. In connection with these reviews, the Audit Committee meets with management and independent public accountants at least once each quarter. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the independent public accountants, financial management personnel and legal counsel.

As part of its review of audit matters, the Audit Committee supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent public accountants. Together with senior members of the Company’s financial management team, the Audit Committee reviewed the overall audit scope and plans of the independent public accountants, the results of external audit examinations, and evaluations by management of the Company’s internal control over financial reporting and the quality of the Company’s financial reporting.

In addition, the Audit Committee reviewed key initiatives and programs aimed at designing and maintaining an effective internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the steps taken to maintain the effectiveness of internal procedures and controls.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews and discusses the quarterly and annual consolidated financial statements with management, and the Company’s independent public accountants prior to their issuance. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which is responsible for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements and other reports and maintaining policies relating to legal and regulatory compliance, ethics and conflicts of interest. Friedman LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and related footnotes for the year ended December 31, 2020, and the independent auditor’s reports on those financial statements, with management and with our independent auditors, Friedman LLP.

The Audit Committee has reviewed with the independent public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC including a discussion with management and the independent public accountants of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments and the disclosures in the Company’s financial statements. In addition, the Audit Committee reviewed and discussed with Friedman LLP matters related to its independence, including a review of audit and non-audit fees and the written disclosures in the letters from Friedman LLP to the Audit Committee required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountants’ communication with the Audit Committee concerning independence. The Audit Committee concluded that Friedman LLP is independent from the Company and its management.

Taking all these reviews and discussions into account, the Audit Committee recommended to the Board that the audited financial statements be included in AYRO’s Annual Report on Form 10-K for fiscal year 2020, as amended, that was filed with the SEC.

AUDIT COMMITTEE

Greg Schiffman (Chairman)

Joshua Silverman

Zvi Joseph

The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Pre-Approval Policies and Procedures

Under the Audit Committee’s pre-approval policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firms. On an annual basis, the Audit Committee pre-approves a list of services that may be provided by the independent registered public accounting firms without obtaining specific pre-approval from the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Audit Committee chairman and any pre-approved actions by the Audit Committee chairman as designee are reported to the Audit Committee for approval at its next scheduled meeting.

All of the services rendered by Friedman LLP in 2020 and 2019 were pre-approved by the Audit Committee.

35

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF Friedman LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Friedman LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021, subject to stockholder ratification. Friedman LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019. The Audit Committee has reviewed the independence of Friedman LLP as auditor and its performance over the fiscal year ended December 31, 2020. The Audit Committee has concluded that Friedman LLP is independent and that it is in the best interests of the Company and its shareholders to retain Friedman LLP as independent auditor for 2021.

Representatives of Friedman LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

On July 3, 2019, the Board engaged Friedman LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2019. Prior to July 3, 2019, EisnerAmper LLP served as the Company’s independent registered public accounting firm since 2017.

The reports of EisnerAmper LLP on the Company’s financial statements for each of the two fiscal years ended December 31, 2018 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph relating to the Company’s ability to continue as a growing concern.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2018 and December 31, 2017, and in the subsequent interim period through July 3, 2019, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and EisnerAmper LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of EisnerAmper LLP, would have caused EisnerAmper LLP to make reference to the subject matter of the disagreement in their reports.

During the years ended December 31, 2018 and 2017, and the subsequent interim period through July 3, 2019, neither the Company nor anyone on its behalf consulted with Friedman LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Friedman LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by Friedman LLP for the audit of our annual financial statements for the years ended December 31, 2020 and 2019 and fees billed for other services rendered by Friedman LLP and other professional accounting firms during those periods. The percentage of services set forth above in the category audit related fees that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimus amount of non-audit services after the fact but before completion of the audit), was 100%.

	2020	2019
Audit Fees:(1)	$226,229	$460,368
Audit-Related Fees:(2)	253,269	2,800
Tax Fees:(3)	5,800	-
All Other Fees:(4)		-
Total	$485,298	$463,168

(1)	Audit Fees include fees for services rendered for the audit of our annual financial statements, the review of financial statements included in our Quarterly Reports on Form 10-Q, assistance with and review of documents filed with the SEC and consents and other services normally provided in connection with regulatory filings. In 2020, $226,229 was billed for audit fees, of which $148,110 was billed by Friedman LLP in connection with our 2020 10-K and the remainder was billed by Friedman LLP in connection with Forms 10-Q for the second and third quarters of 2020. In 2019, $460,368 was billed for audit fees, of which $320,368 was billed by EisnerAmper LLP in connection with regulatory filings and the remainder was billed by Friedman LLP in connection with regulatory filings.

36

(2)	Audit-Related Fees principally include fees incurred for due diligence in connection with potential transactions and accounting consultations.
(3)	Tax Fees would include fees for services rendered for tax compliance, tax advice, and tax planning. There were no tax fees incurred with Friedman LLP in 2020 and 2019.
(4)	All Other Fees would include fees that do not constitute Audit Fees, Audit-Related Fees, or Tax Fees.

Approval of Independent Registered Public Accounting Firm Services and Fees

The Board requests that stockholders ratify the appointment of Friedman LLP as the independent registered public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2021. In the event that the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Board determines that such a change could be in the best interest of our stockholders.

Vote Required

The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to adopt the proposal to ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Abstentions will have the same effect as a vote against the approval of this proposal.

The Board recommends a vote FOR the ratification of the appointment of Friedman LLP.

37

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to rules of the SEC, a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal to us in writing to the attention of the Secretary at AYRO, Inc., 900 E. Old Settlers Boulevard, Suite 100, Round Rock, Texas 78664. The proposal must be received no later than July 19, 2022, after which date such stockholder proposal will be considered untimely. With respect to other shareholder proposals, management will be able to vote proxies in its discretion without advising shareholders in the 2022 proxy statement about the nature of the matter and how management intends to vote if notice of the proposal is not received by us at our principal executive offices no earlier than September 2, 2022 nor later than on October 2, 2022.

A copy of AYRO, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended, is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to AYRO, Inc., 900 E. Old Settlers Boulevard, Suite 100, Round Rock, Texas 78664.

38

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AYRO2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D62421-P63441 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AYRO, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01) Thomas M. Wittenschlaeger
02) Joshua Silverman
03) Wayne R. Walker
04) George Devlin
05) Sebastian Giordano
06) Zvi Joseph
07) Greg Schiffman

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D62422-P63441

AYRO, INC.
Annual Meeting of Shareholders
December 14, 2021 12:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Joshua Silverman, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of AYRO, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 PM, EST on December 14, 2021, at the Meeting live via the Internet - please visit www.virtualshareholdermeeting.com/AYRO2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side